EXHIBIT 2.1

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

by and among

COMFORCE CORPORATION,

CFS PARENT CORP.

and

CFS MERGER SUB CORP.

dated as of

NOVEMBER 1, 2010

Fairness Opinion	26

Insurance	27

Proxy Statement	27

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB	27

Organization, Standing and Power	27

Authority; Non-contravention; Governmental Consents	28

Legal Proceedings	28

Ownership of Shares	28

No Additional Representations	29

Information Supplied	29

Available Funds	29

Solvency	29

ARTICLE V COVENANTS	30

Conduct of Business of the Company	30

Access to Information; Confidentiality	32

Acquisition Proposals	33

Third-Party Notices and Consent	37

Stockholders Meeting	37

Notices of Certain Events	38

Employee Matters	39

Directors’ and Officers’ Indemnification and Insurance	39

Completion of the Transactions	41

Public Announcements	42

Financing Assistance	43

No Impairment	43

Further Assurances	43

Tender Offer	44

Transfer Taxes	44

Takeover Provisions	44

Section 16 Matters	44

Stock Exchange De-listing	45

FIRPTA Certificate	45

Schedule of Transaction Fees and Expenses	45

ARTICLE VI CONDITIONS	45

Conditions of Each Party’s Obligation to Close	45

ii

	Conditions to Parent’s and Merger Sub’s Obligations to Close	46

	Conditions to the Company’s Obligation to Close	47

	Frustration of Conditions	47

ARTICLE VII TERMINATION; FEES AND EXPENSES		48

	Termination by Mutual Consent	48

	Termination by Either Parent or the Company	48

	Termination by the Company	48

	Termination by Parent	49

	Notice of Termination; Effect of Termination and Abandonment	49

	Company Termination Fee	50

	Expense Reimbursement	51

	Acknowledgement	51

ARTICLE VIII MISCELLANEOUS		51

	Definitions	51

	Interpretation; Construction	60

	Survival	61

	Governing Law	61

	Submission to Jurisdiction	61

	Waiver of Jury Trial	62

	Notices	62

	Entire Agreement	63

	No Third Party Beneficiaries	63

	Severability	63

	Assignment	63

	Remedies	64

	Specific Performance	64

	Counterparts; Effectiveness	64

	Obligations of Parent and the Company	64

	Delivery by Facsimile or Email	64

	Extension; Waiver	64

	Amendments	65

Exhibit A	Certificate of Incorporation
Exhibit B	By-laws
Exhibit C	Press Release
Exhibit D	Acceptable Confidentiality Agreement
Exhibit E	Equity Commitment Letters

iii

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), is entered into as of November 1, 2010, by and among COMFORCE Corporation, a Delaware corporation (the “Company”), CFS Parent Corp., a Delaware corporation (“Parent”), and CFS Merger Sub Corp., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”). Capitalized terms used herein (including in the immediately preceding sentence) and not otherwise defined herein shall have the meanings set forth in Section 5.03(k) or 8.01 hereof, respectively.

RECITALS:

WHEREAS, the parties intend that Merger Sub be merged with and into the Company, with the Company surviving the Merger, on the terms and subject to the conditions set forth herein;

WHEREAS, in the Merger, upon the terms and subject to the conditions set forth herein, each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) and each share of preferred stock, par value $0.01 per share, of the Company (the “Company Preferred Stock”), will be converted into the right to receive the Merger Consideration allocable thereto;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has (a) determined and declared that it is advisable and fair to, and in the best interests of, the Company and the Stockholders that the Company enter into this Agreement with Parent and Merger Sub and consummate the transactions contemplated hereby, including the Merger, (b) authorized and approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions set forth herein, and (c) resolved to recommend the adoption of this Agreement and the transactions contemplated hereby, including the Merger, by the Stockholders;

WHEREAS, the respective Boards of Directors of Parent and Merger Sub have unanimously approved this Agreement and the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions set forth herein;

WHEREAS, contemporaneous with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of the parties hereto to enter into this Agreement, Parent, Merger Sub and certain stockholders of the Company (including the holders of all of the issued and outstanding Preferred Shares) have entered into Voting and Support Agreements, dated as of the date hereof, pursuant to which such stockholders have agreed to vote in favor of the adoption of this Agreement and otherwise to support the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions set forth therein; and

WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the transactions contemplated by this Agreement and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.01    The Merger.  On the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”), at the Effective Time, Merger Sub will be merged with and into the Company (the “Merger”). As a result of the Merger, the separate corporate existence of Merger Sub will cease and the Company will continue its corporate existence under the DGCL as the surviving corporation in the Merger (the “Surviving Corporation”).

Section 1.02    Closing.  Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) will take place at 10:00 AM Eastern time, as soon as practicable (and, in any event, within one (1) Business Day) after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Kirkland & Ellis LLP located at 601 Lexington Avenue, New York, New York 10022, unless another place is agreed to in writing by the parties hereto. The actual date of the Closing is hereinafter referred to as the “Closing Date.”

Section 1.03    Effective Time.  Subject to the provisions of this Agreement, at the Closing, the Company, Parent and Merger Sub will cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Company and Parent in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

Section 1.04    Effects of the Merger.  The Merger shall have the effects set forth herein and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of each of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

Section 1.05    Certificate of Incorporation; By-laws.  At the Effective Time, (a) the certificate of incorporation of the Company shall be amended so as to read in its entirety as set forth in Exhibit A, and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof or as provided by applicable Law, and (b) the by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be amended so as to read in their entirety as set forth in Exhibit B, and, as so amended, shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Corporation or as provided by applicable Law.

Section 1.06    Directors and Officers.  The parties hereto shall take all actions necessary so that the directors and officers of Merger Sub, in each case, immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

ARTICLE II

EFFECT OF THE MERGER ON CAPITAL STOCK

Section 2.01    Effect of the Merger on Capital Stock.   At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub or the Company or the holder of any capital stock of Parent, Merger Sub or the Company, the following shall occur:

(a)      Cancellation of Certain Company Common Stock.  Each share of Company Common Stock (each, a “Common Share” and collectively, the “Common Shares”) that is held by Parent, Merger Sub or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly-owned Subsidiaries will automatically be cancelled and will cease to exist without any conversion thereof, and no consideration will be delivered in exchange therefor.

(b)      Conversion of Company Common Stock.  Each Common Share issued and outstanding immediately prior to the Effective Time (other than (i) Common Shares to be cancelled in accordance with Section 2.01(a), and (ii) Dissenting Shares) will be converted, subject to Section 2.02(f), into the right to receive in cash $2.50 per Common Share, payable to the holder thereof, without interest and less any applicable withholding taxes (the “Common Per Share Consideration”).

(c)      Conversion of Company Preferred Stock.  Each Series 2003A Share, Series 2003B Share and Series 2004A Share (each, a “Preferred Share” and collectively, the “Preferred Shares”) issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) will be converted, subject to Section 2.02(f), into the right to receive in cash the amount per Series 2003A Share, Series 2003B Share, and Series 2004A Share representing in each such case $2.50 per Common Share on an as-converted basis assuming conversion of all of the Preferred Shares to Common Shares as of the Closing Date, payable to the holder thereof, without interest and less any applicable withholding taxes (as to each Preferred Share, such Preferred Share’s “Preferred Per Share Consideration”).

(d)      Cancellation of Shares.  At the Effective Time, all Shares will no longer be outstanding and all Shares will automatically be cancelled and will cease to exist, and, subject to Section 2.03, each holder of a certificate formerly representing any such Shares (each, a “Certificate”) will cease to have any rights with respect thereto, except only the right to receive the Merger Consideration allocable thereto in accordance with Section 2.02 hereof, without interest.

(e)      Conversion of Merger Sub Capital Stock.  Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and be exchanged for one newly and validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

Section 2.02    Surrender and Payment.

(a)      Prior to the Effective Time, Parent, at its expense, shall appoint an exchange agent reasonably acceptable to the Company (the “Exchange Agent”) to act as the agent for the purpose of exchanging the Merger Consideration for: (i) the Certificates, or (ii) book-entry shares which immediately prior to the Effective Time represented the Shares (the “Book-Entry Shares”). At the Closing, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent, sufficient funds to pay the aggregate Merger Consideration that is payable in respect of all of the Shares represented by the Certificates and the Book-Entry Shares (the “Payment Fund”). The Payment Fund shall be invested by the Exchange Agent as directed by Parent; provided, however, that: (A) no such investment or losses thereon shall affect the Merger Consideration payable to the holders of Shares represented by the Certificates and the Book-Entry Shares; and (B) such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank that are then publicly available). If the Payment Fund is inadequate to pay the Merger Consideration that is payable in respect of all of the Shares represented by the Certificates and the Book-Entry Shares due to any loss in the Payment Fund or otherwise, Parent shall take all steps necessary to enable or cause the Surviving Corporation promptly to deposit in trust additional cash with the Exchange Agent sufficient to make all payments required under this Agreement, and Parent and the Surviving Corporation shall in any event be liable for the payment thereof. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Corporation or Parent, and any amounts in excess of the amounts payable pursuant to Section 2.01 shall be promptly returned to the Surviving Corporation or Parent, in each case as directed by Parent. The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, incurred in connection with the exchange of Shares for the Merger Consideration. Except as otherwise expressly set forth in this Agreement, all fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party hereto incurring such expenses, whether or not the Merger is consummated. The Payment Fund shall not be used for any purpose other than to pay the Merger Consideration that is payable in respect of all of the Shares represented by the Certificates and the Book-Entry Shares. Promptly after the Effective Time, Parent shall send, or shall cause the Exchange Agent to send, to each record holder of Shares at the Effective Time, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Book-Entry Shares to the Exchange Agent) for use in such exchange.

(b)      Each holder of Shares that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration allocable to such holder in respect of each Share of Company Common Stock (being the Common Per Share Consideration) or Company Preferred Stock (being the applicable Preferred Per Share Consideration) held by such holder and represented by a Certificate or Book-Entry Share upon (i) surrender to the Exchange Agent of a Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Exchange Agent, or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of Book-Entry Shares. Until so surrendered or transferred, as the case may be, and subject to the terms set forth in Section 2.03, each such Certificate or Book-Entry Share, as applicable, shall represent after the Effective Time for all purposes only the right to receive the allocable Merger Consideration payable in respect thereof or the right to demand to be paid the “fair value” of the Shares represented thereby as contemplated by Section 2.03. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of any Certificate or Book-Entry Share.

(c)      If any of the Common Per Share Consideration or the Preferred Per Share Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Book-Entry Share, as applicable, is registered, it shall be a condition to such payment that (i) such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Book-Entry Share shall be properly transferred, and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or Book-Entry Share, as applicable, or establish to the reasonable satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d)      All Merger Consideration paid upon the surrender of Certificates or transfer of Book-Entry Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificate or Book-Entry Shares, and from and after the Effective Time, there shall be no further registration of transfers of Shares on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article II.

(e)      Any portion of the Merger Consideration made available to the Exchange Agent in respect of any Dissenting Shares shall be returned to Parent, upon demand.

(f)      Any portion of the Payment Fund which remains undistributed to the holders of Shares for six (6) months after the Effective Time shall be delivered to the Surviving Corporation upon demand, and any holders of Shares who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for the Merger Consideration, without any interest thereon.

(g)      None of Parent, the Company or the Surviving Corporation shall be liable to any holder of Shares for any cash from the Payment Fund delivered to a public official pursuant to any abandoned property, escheat or similar Law.

(h)      No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificates.

(i) Parent and the Company shall reasonably cooperate with one another in order to, and, to the extent feasible, Parent shall use reasonable commercial efforts to cause the Exchange Agent to, implement reasonable procedures so that each holder of Shares entitled to receive at least $1,000,000 in aggregate Merger Consideration shall have the opportunity to surrender his, her or its Certificates and letter of transmittal at or immediately following the Closing and, promptly following the Effective Time, receive the Merger Consideration to which such holder is entitled under this Agreement.

Section 2.03    Dissenting Shares.  Notwithstanding any provision of this Agreement to the contrary, including Section 2.01, Common Shares and Preferred Shares issued and outstanding immediately prior to the Effective Time (other than Common Shares cancelled in accordance with Section 2.01(a)) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights of such Common Shares or Preferred Shares in accordance with Section 262 of the DGCL (such Common Shares and Preferred Shares being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under the DGCL with respect to such Common Shares or Preferred Shares) shall not be converted into a right to receive the allocable Merger Consideration (being the Common Per Share Consideration or the applicable Preferred Per Share Consideration), but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such Common Shares and Preferred Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration allocable thereto in accordance with Section 2.01(b) or Section 2.01(c), as applicable, without interest thereon, upon surrender of such Certificate formerly representing such Common Share or Preferred Share or transfer of such Book-Entry Share, as the case may be. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of Common Shares or Preferred Shares, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relates to such demand, and Parent shall have the opportunity and right to direct all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or settle or offer to settle, any such demands.

Section 2.04    Adjustments.  Without limiting the other provisions of this Agreement, if, at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur (other than the issuance of additional shares of capital stock of the Company as expressly permitted by this Agreement) by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or distribution paid in stock, the Common Per Share Consideration and applicable Preferred Per Share Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or distribution paid in stock and to provide to the holders of Shares the same economic effect as contemplated by this Agreement prior to such action; provided that nothing in this Section 2.04 shall be construed to permit the Company to take any action with respect to its capital stock that is prohibited by the terms of this Agreement.

Section 2.05    Withholding Rights.  Each of the Exchange Agent, Parent, Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold, or cause to be deducted and withheld, from the consideration otherwise payable to any Person pursuant to this Article II such amounts as may be required to be deducted and withheld with respect to the making of such payment under any provision of any applicable Tax Law. To the extent that amounts are so deducted and withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.

Section 2.06    Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the allocable Merger Consideration to be paid in respect of the Shares formerly represented by such Certificate as contemplated under this Article II, without any interest thereon.

Section 2.07    Treatment of Stock Options.

(a)      The Company shall take all requisite action so that, as of the Effective Time, each option to acquire shares of Company Common Stock (each, a “Stock Option”) that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall be, by virtue of the Merger and without any action on the part of Parent or Merger Sub, cancelled and converted into the right to receive from Parent and the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of (i) the excess, if any, of the Common Per Share Consideration over the exercise price per share of such Stock Option, and (ii) the number of shares of Company Common Stock for which such Stock Option is exercisable, subject to applicable income and employment withholding Taxes; provided that if the exercise price per share of any such Stock Option is equal to or greater than the Common Per Share Consideration, then such Stock Option shall be canceled without any cash payment being made in respect thereof.

(b)      At or prior to the Effective Time, the Company, the Company Board and the Company’s Stock Option and Compensation Committee shall adopt such resolutions and take such actions, which shall include obtaining consents of employees, officers, directors and any other holders of Stock Options, as may be necessary to effectuate the provisions of Section 2.07(a).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as (i) set forth in the correspondingly numbered section of the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Schedule”) or any other section of the Company Disclosure Schedule where it is reasonably apparent from such disclosure that such disclosure shall be deemed to be disclosed with respect to any other Section of this Agreement (other than any matters required to be disclosed for purposes of Section 3.02 (Capital Structure), Section 3.04(b) (Financial Statements), Section 3.05 (Absence of Certain Changes or Events), Section 3.07 (Intellectual Property) and Section 3.12 (Employee Matters) of this Agreement which matters shall be specifically disclosed in Sections 3.02, 3.04(b), 3.05, 3.07 and 3.12 of the Company Disclosure Schedule), or (ii) disclosed in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than those furnished pursuant to Item 2.02 or Item 7.01) filed by the Company with the SEC pursuant to the Exchange Act (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk” and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forwarding looking in nature, in each case on or after December 31, 2007 and prior to the date of this Agreement (collectively, the “Recent SEC Reports”) (it being understood that any matter disclosed in any Recent SEC Report shall be deemed to be disclosed in a section of the Company Disclosure Schedule only to the extent that it is reasonably apparent from such disclosure in such Recent SEC Report that such disclosure is applicable to such section of the Company Disclosure Schedule, other than any matters required to be disclosed for purposes of Section 3.02 (Capital Structure), Section 3.04(b) (Financial Statements), Section 3.05 (Absence of Certain Changes or Events), Section 3.07 (Intellectual Property), and Section 3.12 (Employee Matters) of this Agreement which matters shall be specifically disclosed in Sections 3.02, 3.04(b), 3.05, 3.07 and 3.12 of the Company Disclosure Schedule), the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 3.01     Organization; Standing and Power; Charter Documents; Company Subsidiaries.

(a)       Organization; Standing and Power. The Company and each Company Subsidiary is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of its jurisdiction of organization, and has the requisite corporate, limited liability company or other organizational, as applicable, power and authority to own, lease and operate its assets and to carry on its business as now conducted. The Company and each Company Subsidiary is duly qualified or licensed to do business as a foreign corporation, limited liability company or other legal entity and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction where the character of the assets and properties owned, leased or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)       Charter Documents. The Company has delivered or made available to Parent a true and correct copy of the certificate of incorporation (including any certificate of designations), by-laws or like organizational documents, each as amended to date (collectively, the “Charter Documents”), of the Company and each Company Subsidiary. The Charter Documents of each of the Company and the Company Subsidiaries are in full force and effect.

(c)       Subsidiaries. Section 3.01(c) of the Company Disclosure Schedule lists each of the Company Subsidiaries as of the date hereof and its place of organization, and sets forth (i) the number and type of any capital stock of, or other equity or voting interests in, such Company Subsidiary that is outstanding as of the date hereof and (ii) the number and type of shares of capital stock of, or other equity or voting interests in, such Company Subsidiary that, as of the date hereof, are owned, directly or indirectly, by the Company. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Company Subsidiary that is owned directly or indirectly by the Company have been validly issued, were issued free of pre-emptive rights and are fully paid and non-assessable, and are free and clear of all Liens, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interests, except for any Liens imposed by applicable securities Laws or any other Permitted Liens. Except for the capital stock of, or other equity or voting interests in, the Company Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

Section 3.02     Capital Structure.

(a)       Capital Stock. The authorized capital stock of the Company consists of: (i) 100,000,000 Common Shares, and (ii) 10,000,000 Preferred Shares, of which (A) 6,500 have been designated as Series 2003A Convertible Preferred Shares (“Series 2003A Shares”), (B) 3,500 have been designated as Series 2003B Convertible Preferred Shares (“Series 2003B Shares”), and (C) 15,000 have been designated as Series 2004A Convertible Preferred Shares (“Series 2004A Shares”).

(b)       Common Shares. As of the date of this Agreement, 17,387,702 Common Shares were issued and outstanding.

(c)       Preferred Shares. (i) As of the date of this Agreement, (A) 6,148 Series 2003A Shares, (B) 513 Series 2003B Shares, and (C) 6,737 Series 2004A Shares were issued and outstanding, and (ii) as of the date of this Agreement, the Preferred Shares are convertible into 16,413,715 Common Shares in the aggregate, and will be convertible into 2,212.7 additional Common Shares each day from and after the date of this Agreement until the Closing Date (or the earlier termination of this Agreement).

(d)       Shares Validly Issued. All of the outstanding shares of capital stock of the Company are, and all shares of capital stock of the Company which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized and validly issued, fully paid and non-assessable and not subject to any pre-emptive rights. No Company Subsidiary owns any Shares.

(e)       Stock Options.

(i)       As of the date of this Agreement, an aggregate of 2,250,000 Common Shares were subject to issuance pursuant to Stock Options granted under the Company Stock Plans. Since June 16, 2010 and through the date of this Agreement, no Stock Options have been granted and no additional Shares have become subject to issuance under the Company Stock Plans. As of the date of this Agreement, the Company has no outstanding restricted or unrestricted other stock award, phantom stock award or a like awards other than the Stock Options issued under the Company Plans as set forth above in this Section 3.02(e)(i).

(ii)       Except for the Company Stock Plans and as set forth in Section 3.02(e)(ii) of the Company Disclosure Schedule, there are no Contracts to which the Company is a party obligating the Company to accelerate the vesting of any Stock Options as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events). Other than the Stock Options issued or granted under any Company Stock Plan, as of the date hereof, there are no outstanding (A) securities of the Company or any Company Subsidiary convertible into or exchangeable for Voting Debt or shares of capital stock of the Company, (B) options, warrants or other agreements or commitments to acquire from the Company or any Company Subsidiary, or obligations of the Company or any Company Subsidiary to issue, any Voting Debt or shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) the Company or (C) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of the Company, in each case that have been issued by the Company or any Company Subsidiary (the items in clauses (A), (B) and (C), together with the capital stock of the Company, being referred to collectively as “Company Securities”).

(iii)       There are no outstanding Contracts requiring the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Company Securities or Company Subsidiary Securities. Neither the Company nor any Company Subsidiary is a party to any voting agreement with respect to any Company Securities or Company Subsidiary Securities.

(f)       No Voting Debt. There are no bonds, debentures, notes or other indebtedness issued or outstanding by the Company or any Company Subsidiary (i) having the right to vote on any matters on which equityholders of the Company or any Company Subsidiary may vote (or which is convertible into, or exchangeable for, securities having such right), or (ii) the value of which is directly based upon or derived from the capital stock, voting securities or other ownership interests of the Company or any Company Subsidiary (collectively, “Voting Debt”).

(g)       Company Subsidiary Securities. As of the date hereof, there are no outstanding (i) securities of the Company or any Company Subsidiary convertible into or exchangeable for Voting Debt, capital stock, voting securities or other ownership interests in any Company Subsidiary, (ii) options, warrants or other agreements or commitments to acquire from the Company or any Company Subsidiary, or obligations of the Company or any Company Subsidiary to issue, any Voting Debt, capital stock, voting securities or other ownership interests in (or securities convertible into or exchangeable for capital stock, voting securities or other ownership interests in) any Company Subsidiary, or (iii) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or other ownership interests in, any Company Subsidiary, in each case that have been issued by a Company Subsidiary (the items in clauses (i), (ii) and (iii), together with the capital stock, voting securities or other ownership interests of such Company Subsidiaries, being referred to collectively as “Company Subsidiary Securities”).

(h)       Section 3.02(h) of the Company Disclosure Schedule sets forth the name, jurisdiction of organization and the Company’s (or the applicable Company Subsidiary’s) percentage ownership of any and all Persons in which the Company or any Company Subsidiary owns, or has the right or obligation to acquire any Equity Interest (other than any Company Subsidiary) (collectively, the “Investments”). All of the Investments are owned by the Company or by a Company Subsidiary free and clear of all Liens other than Permitted Liens. Except for the capital stock and other ownership interests of the Company Subsidiaries and the Investments, the Company does not own, directly or indirectly, any Equity Interest in any Person that is material to the business of the Company and the Company Subsidiaries, taken as a whole.

(i)       Except as set forth in Section 3.02(i) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has entered into any Contract, or is otherwise obligated, to contribute capital, loan money or otherwise provide funds or make additional investments in any other Person, other than any such Contract entered into in the ordinary course of business consistent with past practice with respect to wholly owned Subsidiaries of the Company. There are no stockholder agreements, voting trusts, proxies or other Contracts to which the Company or any Company Subsidiary is a party or by which it is bound relating to the voting or registration of any Equity Interests of the Company or any Company Subsidiary or preemptive rights with respect thereto.

Section 3.03     Authority; Non-contravention; Governmental Consents.

(a)       Authority. The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to, in the case of the consummation of the Merger, adoption of this Agreement by the Requisite Company Vote (and the filing of the Certificate of Merger), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company and no stockholder votes are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only, in the case of consummation of the Merger, to the receipt of the Requisite Company Vote (and the filing of the Certificate of Merger and any other merger documents required by the DGCL). The affirmative vote or consent of the holders of at least a majority of the Common Shares outstanding on the record date of the Stockholders Meeting, voting together as a single class, to adopt this Agreement and approve the Merger (the “Requisite Company Vote”) is the only vote or consent of the holders of any class or series of the Company’s capital stock necessary to adopt this Agreement, approve the Merger and consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub and that this Agreement is a valid and binding obligation of each of Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency (including all Laws related to fraudulent transfers), reorganization, moratorium and other similar Laws affecting creditors rights generally and by general principles of equity.

(b)       Non-contravention. Except as set forth in Section 3.03(b) of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated by this Agreement, including the Merger, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, the Charter Documents of the Company or any Company Subsidiary; (ii) subject to compliance with the requirements set forth in clauses (i) through (v) of Section 3.03(c) and, in the case of the consummation of the Merger, obtaining the Requisite Company Vote, conflict with or violate any Law applicable to the Company, any Company Subsidiary or any of their respective properties or assets; (iii) result in any breach of, loss of any benefit under or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation, or require any consent, approval, order or authorization, registration, filing or notice (any of the foregoing being a “Consent”) under, any Contract to which the Company or any Company Subsidiary is a party or by which the Company, any Company Subsidiary or any of their respective properties or assets are otherwise bound; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of the Company or any Company Subsidiary, except, in the case of each of clauses (ii), (iii) and (iv), for any conflicts, violations, breaches, defaults, alterations, terminations, amendments, accelerations, cancellations or Liens, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)       Governmental Consents. No Consent of any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, arbitrator, administrative agency or commission or other governmental authority, or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental authority (each, an “Authority”) is required to be obtained or made by the Company in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the Merger and other transactions contemplated hereby, except for the following: (i) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) the filing of the Proxy Statement with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such reports under the Exchange Act as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement; (iii) such Consents as may be required under (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), or (B) any other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or creation or strengthening of a dominant position through merger or acquisition (collectively, “Foreign Antitrust Laws” and, together with the HSR Act, the “Antitrust Laws”), in any case that are applicable to the transactions contemplated by this Agreement; (iv) such Consents as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or the rules and regulations of NYSE Amex; (v) the other Consents of Authorities listed in Section 3.03(c) of the Company Disclosure Schedule; and (vi) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d)       Board Approval. The Company Board, by resolutions duly adopted by vote at a meeting of all directors of the Company duly called and held and, as of the date hereof, not subsequently rescinded or modified in any way, has, as of the date hereof (i) determined and declared that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to, and in the best interests of, the Company and the Stockholders, (ii) approved and declared advisable the “agreement of merger” (as such term is used in Section 251 of the DGCL) contained in this Agreement and the transactions contemplated by this Agreement, including the Merger, in accordance with the DGCL, (iii) directed that this Agreement be submitted to the Stockholders for adoption, and (iv) resolved to recommend that the Stockholders adopt this Agreement and the transactions contemplated hereby (collectively, the “Board Recommendation”) and directed that such matter be submitted for consideration by the Stockholders at the Stockholders Meeting.

(e)       Takeover Provisions. No (i) “fair price,” “moratorium,” “control share acquisition,” “business combination,” “interested stockholder,” “affiliate transaction,” or other similar antitakeover statute or regulation (including Section 203 of the DGCL) enacted under any federal, state, local or foreign laws applicable to the Company or (ii) restrictive provision in the Charter Documents (each provision under clause (i) or (ii), a “Takeover Provision”) is applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement, assuming the accuracy of the representations and warranties in Section 4.04. The Company Board has taken all actions so that the restrictions contained in the Takeover Provisions will not apply to the execution, delivery or performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby. The Company does not have any stockholder rights plan in effect.

Section 3.04     Company SEC Filings; Financial Statements; Sarbanes-Oxley Act Compliance.

(a)       Company SEC Filings. The Company has timely filed with or furnished to, as applicable, all of the forms, reports (including reports on Forms 8-K, 10-Q and 10-K), statements (including proxy statements), schedules and registration statements of the Company, and other documents required to be filed with the SEC on or after December 31, 2007 and before the date of this Agreement (collectively, the “Company SEC Reports”). The Company SEC Reports have been provided to Parent by the Company or are publicly available on the website of the SEC. For purpose of qualifying any representations or warranties contained in Article III, if there is an inconsistency between any two particular Recent SEC Reports or Company SEC Reports, as the case may be, the most recent version of such Recent SEC Report or Company SEC Report, respectively, shall control in qualifying any representation or warranty to the extent of such inconsistency. As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the Company SEC Reports complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports. None of the Company SEC Reports, including any financial statements, schedules or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is required to file or furnish any forms, reports or other documents with the SEC. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Reports. To the Knowledge of the Company, as of the date hereof, none of the Company SEC Reports is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.

(b)       Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in or incorporated by reference into the Company SEC Reports: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); and (iii) fairly presented in all material respects the consolidated financial position of the Company and the consolidated Company Subsidiaries at the respective dates thereof and the consolidated results of the Company’s and the consolidated Company Subsidiaries’ operations and cash flows for the periods indicated therein, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC. The books and records of the Company and the Company Subsidiaries have been maintained in all material respects in accordance with GAAP applied on a consistent basis throughout the periods involved. KPMG LLP has not resigned or been dismissed as independent public accountants of the Company and the consolidated Company Subsidiaries as a result of or in connection with any disagreements with the Company or any Company Subsidiary on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(c)       Sarbanes-Oxley Act Compliance. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”), with respect to the Company SEC Reports, and the statements contained in such certifications were true and accurate in all material respects as of the date they were made. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of NYSE Amex, except for any non-compliance that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Without limiting the generality of the foregoing, since the enactment of the Sarbanes-Oxley Act, neither the Company nor any Company Subsidiary has made any prohibited loans to any executive officer of the Company (as defined in Rule 3b-7 under the Exchange Act) or any director of the Company or any Company Subsidiary. There are no outstanding loans or other extensions of credit made by the Company or any of the Company Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company or any Company Subsidiary.

(d)       Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) in accordance with Rule 13a-15 under the Exchange Act. Such disclosure controls and procedures are effective to ensure that all material information concerning the Company is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and made known on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC. The Company has established and maintains a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of the Company’s and the consolidated Company Subsidiaries’ financial reporting and the preparation of their financial statements for external purposes in accordance with GAAP. No disclosure has been made to the Company’s outside auditors or the audit committee of the Company Board of any, and to the Company’s Knowledge there are no: (i) significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data or (ii) fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting. The Company has made available to Parent all such disclosures made by management to the Company’s or any Company Subsidiary’s auditors and audit committee of the Company Board since December 30, 2007.

(e)       Undisclosed Liabilities. Neither the Company nor any Company Subsidiary has any Liabilities other than Liabilities that (i) are reflected or recorded on the balance sheet of the Company and each Company Subsidiary including in the Company SEC Filings for the year ended December 28, 2009 (including in the notes thereto), (ii) were incurred since December 28, 2009 in the ordinary course of business consistent with past practice, (iii) were incurred in connection with the transactions contemplated by this Agreement, or (iv) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f)       Off-balance Sheet Arrangements. Neither the Company nor any Company Subsidiary is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act), where the purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any Company Subsidiary in the Company’s or such Company Subsidiary’s published financial statements or other Company SEC Reports.

Section 3.05     Absence of Certain Changes or Events. Since December 28, 2009, the business of the Company and each Company Subsidiary has been conducted in the ordinary course of business consistent with past practice and there has not been or occurred:

(a)       any Company Material Adverse Effect or any event, condition, change or effect that has had or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; or

(b)       any event, condition, action or effect that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.01.

Section 3.06     Taxes.

(a)       Tax Returns and Payment of Taxes. The Company and each Company Subsidiary have duly and timely filed or caused to be filed (taking into account any valid extensions) all material Tax Returns required to be filed by them. Such Tax Returns are true, complete and correct in all material respects. Neither Company nor any Company Subsidiary is currently the beneficiary of any extension of time within which to file any Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business consistent with past practice. All material Taxes due and owing by the Company or any Company Subsidiary (whether or not shown on any Tax Return) have been timely paid or, where payment is not yet due, the Company has made an adequate provision for such Taxes in the Company’s financial statements (in accordance with GAAP). The Company’s most recent financial statements reflect an adequate reserve (in accordance with GAAP) for all material Taxes payable by the Company and each Company Subsidiary through the date of such financial statements. Neither the Company nor any Company Subsidiary has incurred any material liability for Taxes since the date of the Company’s most recent financial statements outside the ordinary course of business or otherwise inconsistent with past practice.

(b)      Availability of Tax Returns. The Company has made available to Parent complete and accurate copies of all federal, state, local and foreign income, franchise and other material Tax Returns filed by or on behalf of the Company or any Company Subsidiary for any Tax period ending after December 31, 2006.

(c)      Withholding. The Company and each Company Subsidiary have withheld and paid each material Tax required to have been withheld and paid in connection with amounts paid or owing to any Employee, independent contractor, creditor, customer, equityholder or other Person, and materially complied with all information reporting and backup withholding provisions of applicable Law.

(d)      Liens. There are no Liens for material Taxes upon the assets of the Company or any Company Subsidiary other than for current Taxes not yet due and payable or for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been made in the Company’s financial statements.

(e)      Tax Deficiencies and Audits. No deficiency for any material amount of Taxes which has been proposed, asserted or assessed in writing by any taxing authority against the Company or any Company Subsidiary remains unpaid. There are no waivers or extensions of any statute of limitations currently in effect with respect to Taxes of the Company or any Company Subsidiary. There are no audits, suits, proceedings, investigations, claims, examinations or other administrative or judicial proceedings ongoing or pending with respect to any material Taxes of the Company or any Company Subsidiary.

(f)      Tax Rulings. Except as set forth in Section 3.06(f) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has requested or is the subject of or bound by any private letter ruling, technical advice memorandum or similar ruling or memorandum with any taxing authority with respect to any material Taxes, nor is any such request outstanding.

(g)      Consolidated Groups, Transferee Liability and Tax Agreements. Neither the Company nor any Company Subsidiary (i) has been a member of a group filing Tax Returns on a consolidated, combined, unitary or similar basis (other than between or among the Company and any Company Subsidiary), (ii) has any material liability for Taxes of any Person (other than of the Company or any Company Subsidiary) under Treasury Regulations Section 1.1502-6 (or any comparable provision of local, state or foreign Law), as a transferee or successor, by Contract, or otherwise, or (iii) is a party to, bound by or has any material liability under any Tax sharing, allocation or indemnification agreement or arrangement (other than between or among the Company and any Company Subsidiaries, and except for customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which agreements does not relate to Taxes).

(h)      Change in Accounting Method. Neither Company nor any Company Subsidiary has agreed to make, nor is it required to make, any adjustment under Sections 481(a) of the Code or any comparable provision of state, local or foreign Tax Laws by reason of a change in accounting method or otherwise.

(i)      Post-Closing Tax Items. Neither the Company nor any Company Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date, (ii) installment sale or open transaction disposition made on or prior to the Closing Date, (iii) prepaid amount received on or prior to the Closing Date, or (iv) election pursuant Section 108(i) of the Code (or any similar provision of state, local or foreign Law).

(j)      Ownership Changes. Without regard to this Agreement, neither the Company nor any Company Subsidiary has undergone an “ownership change” within the meaning of Section 382 of the Code.

(k)      U.S. Real Property Holding Corporation. Neither the Company nor any Company Subsidiary has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(l)      Section 355. Neither the Company nor any Company Subsidiary has been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code.

(m)      Reportable Transactions. Neither the Company nor any Company Subsidiary has been a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b).

Section 3.07      Intellectual Property.

(a)      Company IP. Section 3.07(a) of the Company Disclosure Schedule contains a complete and accurate list of the following Intellectual Property owned or used by the Company or any Company Subsidiary in their businesses as currently conducted: (i) all issued Patents and pending Patent applications; (ii) all registered Trademarks and applications therefor, and material unregistered Trademarks; (iii) all Copyright registrations and applications; (iv) all Internet domain names; (v) all Software (excluding any off-the-shelf shrinkwrap, clickwrap or similar commercially available non-custom Software with a replacement cost and/or annual license or maintenance fee of less than $25,000); and (vi) any other material Intellectual Property Rights.

(b)      Good Standing. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company and each Company Subsidiary has made all maintenance payments and all filings currently due or required to be filed (subject to any extensions or grace periods), to maintain each material item of registered Owned Company IP; (ii) all such registrations of such Owned Company IP are currently in good standing; and (iii) the correct chain of title has been recorded with and is reflected in the records of the applicable Authority, including the U.S. Patent and Trademark Office and the U.S. Copyright Office, with respect to each item of registered Owned Company IP.

(c)      Rights and Enforceability. The Company or a Company Subsidiary owns and possesses the right, title and interest in and to, or has a valid right to use all Intellectual Property necessary for or used in the operation of their respective businesses as currently conducted. The transactions contemplated by this Agreement shall not impair the right, title or interest of the Company or the Company Subsidiaries in or to the Company IP or the Company Systems and each item of Company IP or the Company Systems owned or used by the Company or any Company Subsidiary immediately prior to the Closing hereunder will be owned or available for use by the Company or a Company Subsidiary on the same terms and conditions immediately subsequent to the Closing hereunder. The rights of the Company and the Company Subsidiaries in and to the Company IP are valid, subsisting and enforceable, except as would not reasonably be expected to result in a Company Material Adverse Effect. The Company and the Company Subsidiaries have taken all actions necessary or commercially reasonable to maintain, protect and enforce the Company IP, including the secrecy and confidentiality of its Trade Secrets, except where the failure to take such actions would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d)      Company IP Agreements. Section 3.07(d) of the Company Disclosure Schedule contains a complete and accurate list of all Contracts (i) granting to the Company or any Company Subsidiary a license, covenant not to sue or any other interest in, or any right to use or exploit any Licensed Company IP that is material to the Company and the Company Subsidiaries taken as a whole, other than off-the-shelf shrinkwrap, clickwrap or similar commercially available non-custom Software with a replacement cost and/or annual license or maintenance fee of less than $25,000, or (ii) under which the Company or any Company Subsidiary has granted to others a license, covenant not to sue or any other interest in, or any right to use or exploit any Owned Company IP that is material to the Company and the Company Subsidiaries taken as a whole (such agreements, the “Company IP Agreements”). Neither the Company nor any Company Subsidiary has granted any exclusive rights to any third party under any Owned Company IP. No material Company IP Agreement may be unilaterally terminated by any third party which is a party to such Agreement as a result of the consummation of the transactions provided for herein, or such third party has granted the Company or any Company Subsidiary, as applicable, a written waiver of any such right of termination, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e)      No Liens. The Company or the applicable Company Subsidiary owns all of the right, title and interest in and to each item of the Owned Company IP free and clear of all Liens, other than Permitted Liens. No material license fees in respect of any Owned Company IP that is owned by any Person jointly with the Company or its Subsidiaries will be payable by Parent following the Closing to any such Person for the use or exploitation of such Owned Company IP.

(f)      No Infringement of Owned Company IP. To the Knowledge of the Company, no Person or any of such Person’s products or services, Intellectual Property or other operation of such Person’s business is infringing upon, violating or misappropriating, or has in the past six (6) years infringed upon, violated or misappropriated, any Owned Company IP, except where any such infringement, misappropriation or violation would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(g)      IP Legal Actions and Orders. There is no Legal Action against the Company or any Company Subsidiary (or to the Knowledge of the Company, any third party) that was either made within the past six (6) years, is pending or, to the Knowledge of the Company, threatened: (i) alleging infringement, misappropriation or violation of the Intellectual Property of any Person by the Company or any Company Subsidiary or any of its or their current products or services or otherwise by the conduct of the Company’s or its Subsidiaries’ businesses, and neither the Company nor its Subsidiaries has received any written notice regarding any of the foregoing (including any demands or offers to license Intellectual Property from any other Person); (ii) challenging the validity, use, registrability or enforceability of any Owned Company IP, or the ownership by the Company or the respective Company Subsidiary of such Owned Company IP; or (iii) contesting the Company’s or any Company Subsidiary’s rights with respect to any Licensed Company IP, except, in the case of clauses (i), (ii) and (iii), for any of the foregoing that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and the Company Subsidiaries are not subject to any Order that restricts or impairs the use of any Company IP, except (A) for any such Order that is generally applicable to Persons engaged in the businesses engaged in by the Company and each Company Subsidiary or (B) where compliance with such Order would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(h)      Confidentiality Agreements. All past and present employees and independent contractors of, and consultants to, the Company and the Company Subsidiaries have entered into agreements pursuant to which such employee, independent contractor or consultant agrees to protect the confidential information of the Company and the Company Subsidiaries and assign to the Company or the applicable Company Subsidiary all Intellectual Property authored, developed or otherwise created by such employee, independent contractor or consultant in the course of his, her, or its employment or other relationship with the Company or the applicable Company Subsidiary, without further consideration or any restrictions or obligations on the use or ownership of such Intellectual Property whatsoever, and such agreements are valid and enforceable in accordance with their terms, except where the failure of the Company or any Company Subsidiary to enter into any such agreement would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(i)      Company Systems. The computer systems, including the software, firmware, hardware, networks, interfaces, platforms and related systems owned or used by the Company and each Company Subsidiary (collectively, the “Company Systems”) in the conduct of their businesses as currently conducted are sufficient for the current needs of the Company and each Company Subsidiary, including as to capacity, scalability and ability to process current and anticipated peak volumes in a timely manner. In the last eighteen (18) months, there have been no failures, breakdowns, continued substandard performance or other adverse events affecting any such Company Systems that have caused or could reasonably be expected to result in the substantial disruption or interruption in or to the use of such Company Systems and/or the conduct of the Company’s or its Subsidiaries’ businesses. The Company and the Company Subsidiaries maintain commercially reasonable security, disaster recovery and business continuity plans, procedures and facilities, act in compliance therewith and have taken commercially reasonable steps to test such plans and procedures on a periodic basis.

Section 3.08    Compliance; Permits.

(a)      Compliance. The Company and each Company Subsidiary is and, since December 30, 2007 has been, in compliance with all Laws or Orders applicable to the Company or any Company Subsidiary or by which the Company or any Company Subsidiary or any of their respective businesses, properties, assets or rights are bound, except for such non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received any written notice, notification or other communication since December 30, 2007 from any Authority or employee, licensee, licensor, vendor or supplier of the Company or any Company Subsidiary that remains unresolved and that alleges that the Company or any Company Subsidiary is not in compliance with, or is subject to any Liability under, any Permit, Law or Order or relating to the revocation or modification of any Permit, except where such non-compliance or Liability would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received any written notice that any investigation or review by any Authority that, if adversely decided, would have a Company Material Adverse Effect is pending with respect to the Company or any Company Subsidiary or any of the properties, assets or operations of the Company or any Company Subsidiary or that any such investigation or review is contemplated. Without limiting the generality of this Section 3.08(a), neither the Company, any of its Subsidiaries nor, to the Knowledge of the Company, any director, manager, officer, agent, employee or other Person acting directly on behalf of the Company or any Company Subsidiary, has, in the course of such Person’s actions for, or on behalf of, any of them: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated any provision of the United States Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(b)      Permits. The Company and the Company Subsidiaries, and any Person acting on their behalf, hold, to the extent legally required to operate their respective businesses as such businesses are being operated as of the date hereof, and to own, use, occupy and operate any of their respective assets and properties (including the provision of professional services), all permits, licenses, franchises, registrations, qualifications, variances, certificates, consents, clearances, authorizations, Orders and approvals from any Authorities (collectively, “Permits”), except for any Permits for which the failure to obtain or hold would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No suspension or cancellation of any Permits of the Company or any Company Subsidiary is pending or, to the Knowledge of the Company, threatened, except for any such suspension or cancellation which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each Company Subsidiary is, and since December 30, 2007 has been, in compliance with the terms of all Permits, and such Permits are in full force and effect, except where the failure to be in such compliance would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.09      Litigation. Except as set forth in the Recent SEC Reports or in Section 3.09 of the Company Disclosure Schedule, there is no claim, charge, grievance, action, suit, arbitration, audit, proceeding, complaint, action, mediation or investigation of any nature (including governmental) (each, a “Legal Action”), pending, or to the Knowledge of the Company, threatened against the Company or any Company Subsidiary or any of their respective properties or assets that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. None of the Company or any Company Subsidiary is subject to any order, writ, assessment, decision, injunction, decree, ruling, award or judgment of any Authority, whether temporary, preliminary or permanent (each, an “Order”), which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, there are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or threatened, in each case regarding any accounting practices of the Company or any Company Subsidiary or any malfeasance by any executive officer of the Company or any Company Subsidiary.

Section 3.10      Brokers’ and Finders’ Fees. Except for fees payable to Ewing Bemiss & Co. (the “Company Financial Advisor”) pursuant to an engagement letter listed in Section 3.10 of the Company Disclosure Schedule, a correct and complete copy of which has been provided to Parent, neither the Company nor any Company Subsidiary has incurred, nor will any of them incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

Section 3.11      Related Party Transactions. Except as disclosed in any Recent SEC Reports or as otherwise contemplated by this Agreement, no executive officer or director of the Company or any Company Subsidiary or any person owning 5% or more of the Shares (or any of such person’s immediate family members or Affiliates or associates) is a party to any Contract with or binding upon the Company or any Company Subsidiary or any of their respective assets, rights or properties or has any interest in any property owned by the Company or any Company Subsidiary or has engaged in any transaction with any of the foregoing within the last twelve (12) months.

Section 3.12     Employee Matters.

(a)       Certain Plans. Section 3.12(a) of the Company Disclosure Schedule contains an accurate and complete list of each material plan, program, policy, agreement, collective bargaining agreement or other arrangement providing for compensation, severance, deferred compensation, performance awards, stock or stock-related awards, fringe, retirement, death, disability or medical benefits or other benefits or remuneration of any kind, including each material employment (including offer letters), severance, retention, change in control or consulting plan, program arrangement or agreement, in each case whether written or unwritten or otherwise, funded or unfunded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Company Subsidiary for the benefit of any current or former employee (including staff employees and supplemental staff employees), contractor, consultant or director of the Company or any Company Subsidiary (each, a “Company Employee”), or with respect to which the Company or any Company Subsidiary has or may have any material Liability (collectively, the “Company Employee Plans”).

(b)       Documents. The Company has made available to Parent correct and complete copies of all Company Employee Agreements with the executive officers of the Company and all material Company Employee Plan documents, if any, in each case that are in effect as of the date hereof or are adopted or become effective between the date hereof and the Closing, and, to the extent applicable, (i) all related trust agreements, funding arrangements and insurance contracts, (ii) the most recent determination letter received regarding the tax-qualified status of each Company Employee Plan, (iii) the most recent financial statements prepared for each Company Employee Plan, (iv) the Form 5500 Annual Returns/Reports for the most recent plan year for each Company Employee Plan for which the Form 5500 Annual Returns/Reports have been filed, and (v) the currently effective summary plan description for each Company Employee Plan.

(c)       Employee Plan Compliance. (i) Each Company Employee Plan has been established and maintained, funded and administered in all material respects in accordance with its terms and in material compliance with applicable Laws, including ERISA and the Code, except for any administrative non-compliance which may be corrected pursuant to the IRS’ Employee Plans Compliance Resolution System, and to the Knowledge of the Company, each Company Employee Plan outside of the United States has been established and maintained in all material respects in accordance with its terms and in material compliance with applicable Laws; (ii) all the Company Employee Plans that are intended to be qualified under Section 401(a) of the Code have received timely favorable determination or opinion letters from the IRS and, as of the date hereof, no such determination or opinion letter has been revoked nor, to the Knowledge of the Company, has any such revocation been threatened, and nothing has occurred that would be reasonably likely to adversely affect the qualified status of any such Company Employee Plan; (iii) the Company and each Company Subsidiary, where applicable, have timely made all material contributions and other material payments required by and due under the terms of each Company Employee Plan and all contributions and payments relating to any Company Employee Plan for any time period ending prior to or on the Closing that have not been made have been properly accrued; (iv) except to the extent limited by applicable Law, each Company Employee Plan (other than a Company Employee Plan constituting a Contract between the Company or a Company Subsidiary and a Company Employee) can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Parent, the Company or any Company Subsidiary (other than ordinary administration expenses and in respect of accrued benefits thereunder); (v) there are no material audits, investigations, inquiries or Legal Actions pending or, to the Knowledge of the Company, threatened by the IRS or the Department of Labor, or any similar Authority with respect to any Company Employee Plan; and (vi) there are no Legal Actions pending, or, to the Knowledge of the Company, threatened (other than routine claims for benefits) against or relating to any Company Employee Plan.

(d)       Certain ERISA Matters. None of the Company, any Company ERISA Affiliate or any of the Company Subsidiaries has incurred or reasonably expects to incur, either directly or indirectly, any material Liability under Title I or Title IV of ERISA, or related provisions of the Code or foreign Law or regulation relating to employee benefit plans generally. The Company and the Company Subsidiaries have no Liability by reason of at any time being treated as a single employer under Section 414 of the Code with any other Person.

(e)       Certain Company Employee Plans. None of the Company, any of its Subsidiaries, or any Company ERISA Affiliate maintains, sponsors, contributes to, has any obligation to contribute to, or has any Liability under or with respect to:

(i)       any employee benefit plan subject to Title IV or Section 302 of ERISA or Section 412 of the Code; or

(ii)       any “multiemployer plan” within the meaning of Section 3(37) of ERISA or a “multiple employer plan” within the meaning of Section 413(c) of the Code or any “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(f)       With respect to any plan set forth on Section 3.12(e) of the Company Disclosure Schedule:

(i)       no Legal Action has been initiated by the Pension Benefit Guaranty Corporation to terminate any such plan or to appoint a trustee for any such plan;

(ii)       no condition or event currently exists that would result in any Liability to the Company or any Company ERISA Affiliate under Title IV of ERISA (other than for premiums to the Pension Benefit Guaranty Corporation);

(iii)       no “reportable event,” as defined in Section 4043 of ERISA, has occurred with respect to any such plan; and

(iv)       no such plan has incurred any “accumulated funding deficiency” within the meaning of Section 302 of ERISA or Section 412 of the Code, whether or not waived, and each such plan has satisfied the minimum funding requirements set forth in Section 302 of ERISA and Sections 412 and 430 of the Code.

(g)       No Post-Employment Obligations. Except as set forth in Section 3.12(g) of the Company Disclosure Schedule, no Company Employee Plan currently provides for any Liability of the Company or any Company Subsidiary to provide post-termination or retiree welfare benefits to any Person for any reason, except as may be required by COBRA, and none of the Company and of its Subsidiaries or any Company ERISA Affiliate has any Liability to provide post-termination or retiree welfare benefits to any Person or ever represented, promised or contracted to any Company Employee (either individually or to Company Employees as a group) or any other Person that such Company Employee(s) or other Person would be provided with post-termination or retiree welfare benefits, except to the extent required by COBRA.

(h)       Certain Actions or Examinations. There is no pending or, to the Company’s Knowledge, threatened action relating to a Company Employee Plan, and no Company Employee Plan has within the two (2) years prior to the date hereof, been the subject of an examination or audit by any Authority or is the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Authority. Neither the Company, its Subsidiaries nor the employees, officers or directors of any of them have nor, to the Knowledge of the Company, has any other Person, engaged in a prohibited transaction (as defined in Section 406 of ERISA and Section 4975 of the Code) or committed or participated in a breach of fiduciary duty (as determined under ERISA) with respect to any Company Employee Plan. The Company and the Company Subsidiaries have, for purposes of each Company Employee Plan, correctly classified those individuals performing services for the Company and each Company Subsidiary as common law employees, leased employees, independent contractors or agents.

(i)       Effect of Transaction. Section 3.12(i) of the Company Disclosure Schedule sets forth a true and complete list of: (i) each material payment (including any bonus, severance, unemployment compensation, deferred compensation, golden parachute payment or “parachute payment” within the meaning of Section 280G(b)(2) of the Code) that is reasonably likely to become due to any current or former employee of the Company or any Company Subsidiary under any Company Employee Plan as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby; (ii) any increase in any material respect of any material benefit or compensation otherwise payable under any Company Employee Plan that would become effective pursuant to the terms thereof because of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby; or (iii) any acceleration of the time of payment or vesting or funding of any such material benefits or compensation under any Company Employee Plan that would become effective pursuant to the terms thereof because of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. The execution of this Agreement and the consummation of the transactions contemplated hereby will not, directly or indirectly, constitute an event under any Company Employee Plan or Company Employee Agreement with respect to any Company Employee that will or is reasonably likely to result in the payment or provision of any benefit in an amount which will or is reasonably likely to be characterized or deemed as a “parachute payment,” within the meaning of Section 280G(b)(2) of the Code.

(j)       Employment Matters. The Company and each Company Subsidiary: (i) is in compliance with all applicable Laws and agreements respecting the employment of labor, including provisions thereof relating to hiring, employment, termination of employment, plant closing and mass layoff, employment discrimination, harassment, retaliation and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee health and safety, leasing and supply of temporary and contingent staff, engagement of independent contractors, including proper classification of same, payroll taxes, and immigration; and (ii) is in compliance with all applicable Laws relating to the relations between it and any labor organization, trade union, work council or other body representing Company Employees, except, in the case of clauses (i) and (ii) immediately above, where the failure to be in compliance with the foregoing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as contemplated by this Agreement, to the Knowledge of the Company, no officer, manager, key employee, or group of employees has any present intention to terminate his, her or their employment with the Company or any Company Subsidiary.

(k)       Labor. Neither Company nor any Company Subsidiary is party to, or subject to, any collective bargaining agreement or other agreement with any labor organization, work council, trade union or other collective bargaining representative with respect to any of its or their operations. No material work stoppage, slowdown or labor strike against the Company or any Company Subsidiary with respect to employees who are employed within the United States is pending, threatened or has occurred in the last three (3) years, and, to the Knowledge of the Company, no material work stoppage, slowdown or labor strike against the Company or any Company Subsidiary with respect to employees who are employed outside the United States is pending, threatened or has occurred in the last three (3) years. Except as set forth in Section 3.12(k) of the Company Disclosure Schedule, none of the Company Employees are represented by a labor organization, work council, trade union, or other collective bargaining representative and, to the Knowledge of the Company, there is no organizing activity, Legal Action, election petition, union card signing or other union activity or union corporate campaigns of or by any labor organization, trade union, work council, or other collective bargaining representative directed at the Company or any Company Subsidiary, or any Company Employees. As of the date hereof, there are no Legal Actions pending, or, to the Knowledge of the Company, threatened relating to any employment related matter involving any Company Employee or applicant, including, but not limited to, charges of unlawful discrimination, retaliation or harassment, failure to provide reasonable accommodation, denial of a leave of absence, failure to provide compensation or benefits, unfair labor practices, or other alleged violations of Law, except for any of the foregoing which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. In the past two (2) years, neither the Company nor any Company Subsidiary has implemented any plant closing or layoff of employees that could implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar or related Law (collectively, the “WARN Act”).

Section 3.13   Real Property and Personal Property Matters.

(a)       Owned Real Estate. The Company has no Owned Real Estate.

(b)       Leased Real Estate. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each Company Subsidiary has good leasehold title to the Leased Real Estate free and clear of any Liens other than Permitted Liens. Section 3.13(b) of the Company Disclosure Schedule contains a complete and correct list, as of the date hereof, of the Leased Real Estate including with respect to each such Lease the date of such Lease and any material amendments thereto. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all Leases are valid and in full force and effect except to the extent they have previously expired or terminated in accordance with their terms, and (ii) neither the Company nor any Company Subsidiary nor, to the Knowledge of the Company, no third party, has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a default under the provisions of, any Lease. Neither the Company nor any Company Subsidiary has entered into with any other Person (other than another Company Subsidiary) any sublease, license or other agreement that is material to the Company and the Company Subsidiaries, taken as a whole, and that relates to the use or occupancy of all or any portion of the Leased Real Estate. The Company has delivered or otherwise made available to Parent true, correct and complete copies of all Leases (including all material modifications, amendments, supplements, waivers and side letters thereto) pursuant to which the Company or any Company Subsidiary leases or licenses, as tenant, any Leased Real Estate.

(c)       Personal Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each Company Subsidiary has good title to, or a valid and binding leasehold interest in, all the personal property owned by it, except for that personal property that is no longer used or useful in the conduct of their businesses, and in each case free and clear of all Liens other than Permitted Liens.

Section 3.14   Environmental Matters. The Company has provided Parent with, or made available to Parent, true and correct copies of all reports, audits, and other material documentation regarding environmental, health and safety matters relating to the current and former facilities or operations of the Company, its Subsidiaries and their predecessors, which are in their possession or reasonable control. Except for such matters as disclosed on Section 3.14 of the Company Disclosure Schedule or which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a)       The Company and the Company Subsidiaries are, and have been for the past five (5) years, in compliance with all applicable Environmental Laws, which compliance includes the possession, maintenance of, compliance with, or application for, all Permits required under applicable Environmental Laws for the operation of the business of the Company and the Company Subsidiaries as currently conducted.

(b)       During the past five (5) years, neither the Company nor any Company Subsidiary or their respective predecessors has (i) produced, processed, manufactured, generated, transported, treated, handled, used, stored, disposed of, arranged for or permitted the transportation or disposal of, or released any Hazardous Substances at any location including without limitation at any Real Estate, or (ii) exposed any third party to any Hazardous Substances, in each case, under circumstances reasonably expected to give rise to any Liability under any Environmental Law.

(c)       Neither the Company nor any Company Subsidiary or predecessors has received any unresolved written notice of, nor is there any Legal Action pending, or to the Knowledge of the Company, overtly threatened against the Company or any Company Subsidiary, alleging any Liability under or non-compliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, or any other remediation or corrective action under any Environmental Law. Neither the Company nor any Company Subsidiary is subject to any Order or written agreement by or with any Authority imposing any Liability with respect to any of the foregoing.

Section 3.15   Material Contracts.

(a)       Material Contracts. Except as disclosed in Schedule 3.15(a) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to or any of the respective assets are bound by:

(i)       any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act), whether or not filed by the Company with the SEC;

(ii)       any employment, retention, severance or consulting Contract (in each case with respect to which the Company has continuing obligations as of the date hereof) (A) with any current or former (w) individual consultant for the Company of any of its Subsidiaries whose compensation is not billed to clients of the Company, (x) executive officer of the Company, (y) member of the Company Board, or (z) employee of the Company or any Company Subsidiary whose compensation is not billed to clients of the Company providing for an annual base salary in excess of $200,000 or (B) creates compensation severance, stock, stock option or any similar obligations, or requires payment of total annual compensation in excess of $200,000;

(iii)       any Contract providing for indemnification, “earn-out” or any guaranty or contingent payment by the Company or any Company Subsidiary, in each case that could result in payments in excess of $200,000, in the aggregate, by the Company and each Company Subsidiary, other than any guaranty by the Company or a Company Subsidiary of any of the obligations of the Company or another Company Subsidiary;

(iv)       any Contract that purports to limit in any material respect the right of the Company or any Company Subsidiary (or, at any time after the consummation of the Merger, Parent or any Company Subsidiary) (x) to engage in any line of business, (y) to compete with any Person or operate in any geographical location, or (z) to solicit or hire employees pursuant to any employee “non-solicitation” or “no hire” provision;

(v)       any Contract relating to the disposition or acquisition, directly or indirectly (by merger or otherwise), by the Company or any Company Subsidiary after the date of this Agreement of assets with a fair market value in excess of $200,000;

(vi)       any Contract that contains any provision that requires the purchase of all of the Company’s or any Company Subsidiary’ requirements for a given product or service from a given third party, which product or service is material to the Company and each Company Subsidiary, taken as a whole;

(vii)       any Contract that obligates the Company or any Company Subsidiary to conduct business on an exclusive or preferential basis with any third party or upon consummation of the Merger will obligate Parent, the Surviving Corporation or any of their respective Subsidiaries to conduct business on an exclusive or preferential basis with any third party;

(viii)       any partnership, joint venture, limited liability or similar Contract relating to the formation, creation, operation, management or control of any partnership or joint venture that is material to the Company and the Company Subsidiaries taken as a whole, or in which the Company or any Company Subsidiary owns more than a 15% voting or economic interest, that has a value of more than $200,000 in the aggregate;

(ix)       any mortgages, indentures, guarantees, loans or credit agreements, security agreements, notes or other Contracts, in each case relating to indebtedness for borrowed money or deferred payment, whether as borrower or lender, in each case in excess of $200,000, other than loans to direct or indirect Subsidiaries of the Company;

(x)       any collective bargaining agreement or other Contract with any labor union or other collective bargaining representative;

(xi)       any Contract that prohibits the payment of dividends or distributions in respect of any Equity Interest of the Company or any of the Company Subsidiaries, prohibits the pledging of any Equity Interest of the Company or any Company Subsidiary or any other Lien, prohibits the incurrence of any indebtedness, prohibits the issuance or incurrence of guarantees by any Company Subsidiary;

(xii)       any Contract that involves any Person who, together with such Person’s Affiliates, owns 5% or more of the outstanding Common Shares (other than the Company or any Company Subsidiary);

(xiii)       any Contract that involves the granting of a power of attorney;

(xiv)       any Contract that provides for the grant of a material license or other material right with respect to or otherwise involving any Intellectual Property rights owned or used by the Company or any Company Subsidiary, including all content licenses (except for commercially available off the shelf software with a replacement cost and/or annual license fees of less than $25,000 or licenses to customers and end users granted in the ordinary course of business);

(xv)       any Contract that contains a put, call, agreement or similar right pursuant to which the Company or any Company Subsidiary could be required to purchase or sell, as applicable, any Equity Interests of any Person or assets that have a fair market value or purchase price of more than $200,000 or that involves any exchange traded or over the counter swap, forward, future, option, cap, floor or collar financial contract, or any other interest rate, commodity price, equity value or foreign currency protection contract;

(xvi)    any Contract that is a settlement, conciliation or similar agreement with any Governmental Entity or which would require the Company or any Company Subsidiary to pay consideration of more than $200,000 after the date of this Agreement; or

(xvii)    any other Contract (exclusive of any vendor managed services agreements, staffing supply agreements or similar agreements entered into in the ordinary course of business of the Company or any Company Subsidiary) which requires or is reasonably likely to require (A) the Company or any Company Subsidiary to make payment or incur costs in excess of $200,000 in any year or (B) annual payments from third parties to the Company and each Company Subsidiary in excess of $200,000 in any year.

Each Contract of the type described in this Section 3.15(a) or identified on Schedule 3.15(a) is referred to herein as a “Company Material Contract.”

(b)      Availability of Material Contracts.  The Company has made available to Parent correct and complete copies of all Company Material Contracts and all Company IP Agreements, including, in each case any amendments thereto.

(c)      No Breach.  (i) All the Company Material Contracts and Company IP Agreements are legal, valid and binding obligations on the Company or the applicable Company Subsidiary, enforceable against it in accordance with its terms, and, other than Company Material Contracts and Company IP Agreements that have expired or terminated in accordance with their terms, are in full force and effect, subject to the effects of bankruptcy, insolvency (including all Laws related to fraudulent transfers), reorganization, fraudulent conveyance, reorganization or similar laws relating to or affecting creditors’ rights generally, and of general principles of equity, (ii) neither the Company nor any Company Subsidiary nor, to the Knowledge of the Company, any third party has violated any provision of, or failed to perform any obligation required under the provisions of, any Company Material Contract or Company IP Agreement, (iii) neither the Company nor any Company Subsidiary nor, to the Knowledge of the Company, any third party is in breach, is alleged to be in breach or violation or, or default under, or has received any written notice of breach or a written claim of default, of any Company Material Contract or Company IP Agreement, (iv) no event has occurred which would result in a breach or violation of, or a default under, any Company Material Contract or Company IP Agreement (in each case, with or without notice or lapse of time or both), and (v) except as set forth in Schedule 3.15(c), since December 30, 2007, the Company has not received any written notice from any other party to any Company Material Contract or Company IP Agreement stating that such Third Party intends to terminate, or not renew any Company Material Contract or Company IP Agreement, or is seeking the renegotiation thereof or substitute performance thereunder.

Section 3.16    Fairness Opinion.  The Company has received the opinion of the Company Financial Advisor to the effect that, as of the date of this Agreement and based upon and subject to the qualifications and assumptions set forth therein, the Common Per Share is fair, from a financial point of view, to the holders of Common Shares and, as of the date of this Agreement, such opinion has not been withdrawn, revoked or modified. The Company has furnished a complete and correct copy of the Company Financial Advisor’s written opinion to Parent.

Section 3.17    Insurance.  The Company and the Company Subsidiaries are covered by valid and currently effective insurance policies as set forth (along with information on the premiums payable in connection therewith and the scope and amount of the coverage and deductibles payable thereunder) in the Recent SEC Reports or in Section 3.17 of the Company Disclosure Schedule. All premiums payable under such policies have been duly paid to date and each such insurance policy is in full force and effect (and was in full force and effect during the periods of time such insurance policies were purposed to be in effect). Except as disclosed in Section 3.17 of the Company Disclosure Schedule, (a) there is no material claim by the Company or any Company Subsidiary pending under any of such insurance policies, (b) no such material claim made since December 30, 2007 has been denied or, in the case of any pending claim, questioned or disputed by the underwriters of such policies, and (c) no underwriter has delivered written notice to the Company or any Company Subsidiary that it reserves its rights with respect to any such claim. Except as disclosed in Section 3.17 of the Company Disclosure Schedule, to the Company’s Knowledge, neither the Company nor any Company Subsidiary is in breach or default of any of such insurance policies, and neither the Company nor any Company Subsidiary has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification of any of such insurance policies. The consummation of the Merger will not result in the cancellation of any such insurance policies or the loss of any rights thereunder. Except as disclosed in Section 3.17 of the Company Disclosure Schedule, to the Company’s Knowledge, each of the Company’s and the Company Subsidiaries’ insurance carriers is Solvent.

Section 3.18    Proxy Statement.  Each document required to be filed by the Company with the SEC or any other applicable Governmental Entity or required to be distributed or otherwise disseminated to the Company Stockholders in connection with the transactions contemplated by this Agreement (the “Company Disclosure Documents” ), including the Proxy Statement (if applicable), to be filed with the SEC in connection with the transactions contemplated by this Agreement, and any amendments or supplements thereto, when filed, distributed or disseminated, as applicable, will comply as to form in all material respects with the applicable requirements of the Exchange Act and other applicable Law. None of the information included or to be included in the Company Disclosure Documents (including by incorporation by reference) will, at the date it is first mailed to the Stockholders or at the time of the Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub for inclusion in the Proxy Statement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 4.01    Organization, Standing and Power.  Each of Parent and Merger Sub is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has the requisite corporate or limited liability company, as applicable, power and authority to own, lease and operate its assets and to carry on its business as now conducted.

Section 4.02      Authority; Non-contravention; Governmental Consents.

(a)      Authority.  Each of Parent and Merger Sub has all requisite corporate or limited liability company, as applicable, power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or limited liability company, as applicable, action or proceedings on the part of Parent and Merger Sub, and no other corporate or limited liability company, as applicable, action or proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only to the filing of the Certificate of Merger pursuant to the DGCL. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due execution and delivery by the Company and that this Agreement is a valid and binding obligation of the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency (including all Laws related to fraudulent transfers), reorganization, moratorium and other similar Laws affecting creditors rights generally and by general principles of equity.

(b)      Non-contravention.  The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, the certificate of incorporation or formation, the operating agreement or by-laws of Parent or Merger Sub; (ii) subject to compliance with the requirements set forth in clauses (i)-(iv) of Section 402(c), conflict with or violate any Law applicable to Parent or Merger Sub or any of their respective properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation, or require any Consent under any Contract to which Parent or its Subsidiaries, including Merger Sub, are a party or otherwise bound; or (iv) result in the creation of any Lien (other than Permitted Liens) on any of the properties or assets of Parent or Merger Sub, except, in the case of each of clauses (ii), (iii) and (iv), for any conflicts, violations, breaches, defaults, terminations, amendments, accelerations, cancellations or Liens, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c)      Governmental Consents.  No Consent of any Authority is required to be obtained or made by Parent or Merger Sub in connection with the execution, delivery and performance by Parent and Merger Sub of this Agreement or the consummation by Parent and Merger Sub of the Merger and other transactions contemplated hereby, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company and/or Parent are qualified to do business; (ii) such Consents as may be required under Antitrust Laws, in any case that are applicable to the transactions contemplated by this Agreement; (iii) such Consents as may be required under applicable state securities or “blue sky” laws and the securities Laws of any foreign country or the rules and regulations of NYSE Amex; and (iv) such other Consents which if not obtained or made would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 4.03    Legal Proceedings.  As of the date hereof, there is no pending or, to the Knowledge of Parent, threatened, Legal Action against Parent or any Company Subsidiary, including Merger Sub, nor is there any injunction, order, judgment, ruling or decree imposed upon Parent or any Company Subsidiary, including Merger Sub, in each case, by or before any Authority, that would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 4.04    Ownership of Shares.  Neither Parent nor any of its Affiliates beneficially owns (as defined in Rule 13d-3 of the Exchange Act) any Shares. None of the Parent or its respective “affiliates” or “associates” is or has been an “interested Stockholder” (each as defined in Section 203 of the DGCL).

Section 4.05    No Additional Representations.  Parent and Merger Sub and their Representatives have had the opportunity to conduct such investigation of the Company and Company Subsidiaries as they have desired, and have received access to such books and records, facilities, equipment, contracts and other assets of the Company and the Company Subsidiaries which they have deemed necessary or requested to review. Parent and Merger Sub and their Representatives have had full opportunity to meet with the management of the Company and the Company to discuss the businesses and assets of the Company. Except for the representations and warranties contained in Article III (which are subject to the Company Disclosure Schedule and the Recent SEC Reports) and any closing certificate delivered by the Company, Parent and Merger Sub acknowledge that neither the Company nor any other Person has made any representation or warranty, expressed or implied, including as to the accuracy or completeness of any information regarding the Company or any of its businesses furnished or made available to Parent or Merger Sub.

Section 4.06    Information Supplied.  None of the information supplied or to be supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is mailed to the Stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in the light of the circumstances in which they are made, not misleading.

Section 4.07    Available Funds.  Exhibit E attached hereto sets forth a true and complete copy of (a) the equity commitment letter, dated as of the date of this Agreement, from Sponsor to Parent (the “First Equity Commitment Letter”), regarding the commitment to the equity and/or debt purchases contemplated therein for the sole purpose of allowing the funding of the Merger Consideration and to pay related fees and expenses, and (b) the equity commitment letter, dated as of the date of this Agreement, from Sponsor to Parent (the “Second Equity Commitment Letter” and, together with the First Equity Commitment Letter, the “Equity Commitment Letters”), regarding the commitment to the equity and/or debt purchases contemplated therein for the sole purpose of allowing Parent to satisfy claims for monetary damages arising out of Parent’s and Merger Sub’s obligations hereunder, as limited pursuant to Section 8.13. The Equity Commitment Letters are in full force and effect as of the date hereof and is the legal, valid and binding obligation of Parent and Sponsor in accordance with the terms and conditions thereof, except as such enforceability may be limited by bankruptcy, insolvency (including all Laws related to fraudulent transfers), reorganization, moratorium and other similar Laws affecting creditors rights generally and by general principles of equity. Parent and Merger Sub will have available at the Effective Time (assuming the satisfaction or waiver by Parent of each of the conditions to Parent’s and Merger Sub’s obligations to consummate the transactions contemplated by this Agreement set forth in Sections 6.01 and 6.02), the funds necessary to consummate the Merger and the other transactions contemplated hereby.

Section 4.08    Solvency.  Assuming (a) that the Company is solvent immediately prior to the Effective Time, (b) the satisfaction of the conditions to Parent’s and Merger Sub’s obligation to consummate the Merger, or waiver of such conditions, and (c) the Company’s financial statements included in the Recent SEC Reports fairly present the consolidated financial condition of the Company and the Company Subsidiaries as of the end of the periods covered thereby and the consolidated results of operations of the Company and the Company Subsidiaries for the periods covered thereby, and after giving effect to the transactions contemplated by this Agreement, including the payment of the Merger Consideration, payment of all amounts required to be paid in connection with the consummation of the transactions contemplated hereby, and payment of all related fees and expenses, each of Parent and the Surviving Corporation will be Solvent as of the Effective Time and immediately after the consummation of the transactions contemplated hereby.

ARTICLE V

COVENANTS

Section 5.01    Conduct of Business of the Company.  The Company shall, and shall cause each of its Subsidiaries to, during the period from the date of this Agreement until the Effective Time, except as expressly contemplated by this Agreement, as required by applicable Law or with the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed), conduct its business in the ordinary course of business consistent with past practice, and, to the extent consistent therewith, the Company shall, and shall cause each of its Subsidiaries to, use its commercially reasonable efforts to preserve substantially intact its and its Subsidiaries’ business organization, to keep available the services of its and its Subsidiaries’ current officers and employees, to preserve its and its Subsidiaries’ present relationships with customers, suppliers, distributors, licensors, licensees and other Persons having business relationships with it. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except as otherwise expressly contemplated by this Agreement or as set forth on Section 5.01 of the Company Disclosure Schedule or as required by applicable Law, the Company shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed:

(a)      amend or propose to amend or otherwise change its certificate of incorporation or by-laws (or other comparable organizational documents);

(b)      (i)  split, subdivide, combine or reclassify any Company Securities or Company Subsidiary Securities, (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any Company Securities or Company Subsidiary Securities, (iii) declare, set aside or pay any dividend or distribution (whether in cash, stock, property or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of its capital stock (other than dividends from a Company Subsidiary to the Company);

(c)      issue, deliver, grant, sell, pledge, transfer, dispose of or encumber, or authorize, propose or agree to the issuance, delivery, grant, sale, pledge, transfer, disposition or encumbrance of, any Company Securities or Company Subsidiary Securities, other than the issuance of Common Shares upon the exercise of any Stock Options outstanding as of the date of this Agreement in accordance with their terms;

(d)      except as required by any Company Employee Plan or Contract in effect as of the date of this Agreement, (i) increase the compensation payable or that could become payable by the Company or any Company Subsidiary to directors, officers or employees, other than increases in compensation made in the ordinary course of business consistent with past practice, (ii) enter into any new or amend in any material respect, any existing employment, severance, retention or change in control agreement with any of its past or present officers or employees, (iii) promote any officers or employees, except in connection with the Company’s annual or quarterly compensation review cycle or as the result of the termination or resignation of any officer or employee, or (iv) establish, adopt, enter into, amend, terminate, exercise any discretion under, or take any action to accelerate rights under any Company Employee Plans or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Employee Plan if it were in existence as of the date of this Agreement, or make any contribution to any Company Employee Plan, other than contributions required by Law, the terms of such Company Employee Plans as in effect on the date hereof or that are made in the ordinary course of business consistent with past practice;

(e)      acquire (including by merger, consolidation, liquidation, or acquisition of assets or Equity Interest) any Person or any material portion of the assets of any Person or business thereof, or make any loan, advance or capital contribution to, or investment in, any Person or any business thereof;

(f)      (i) except in the ordinary course of business consistent with past practices, transfer, license, sell, lease, abandon, assign or otherwise dispose of any material entity, business, assets, rights or properties of the Company or any Company Subsidiary (whether by way of merger, consolidation, sale of equity securities or assets, or otherwise), including the Owned Company IP and the capital stock or other equity interests in any Company Subsidiary, or (ii) adopt, enter into or effect a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(g)      redeem, repurchase, prepay, defease, cancel, incur or otherwise acquire, or modify the terms of, any indebtedness for borrowed money or assume, guarantee or endorse, or otherwise become responsible for, any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any Company Subsidiary, assume, guarantee or endorse, or otherwise become responsible for, any debt securities of another Person, enter into any “keep well” or other Contract to maintain any financial statement condition of any other Person (other than any Company Subsidiary) or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course trade payables consistent with past practice;

(h)      (i) enter into or amend or modify in any material respect, or terminate or consent to the termination of (other than at its stated expiry date), any agreement to or otherwise obtain any real property, any Company Material Contract, Company IP Agreement or any Lease with respect to material Real Estate or any other Contract or Lease that, if in effect as of the date hereof, would constitute a Company Material Contract, Company IP Agreement or Lease with respect to material Real Estate hereunder, or (ii) waive any material default under, or release, settle or compromise any material claim against the Company or any Company Subsidiary or liability or obligation owing to the Company under any Company Material Contract or Company IP Agreement;

(i)      institute, waive, settle or compromise any Legal Actions pending or threatened before any arbitrator, court or other Authority involving the payment of monetary damages by the Company or any Company Subsidiary of any amount exceeding $400,000 in the aggregate, other than (i) any Legal Action brought against Parent or Merger Sub arising out of a breach or alleged breach of this Agreement by Parent or Merger Sub, and (ii) the settlement of claims, liabilities or obligations to the extent expressly reserved against and in an aggregate amount with respect thereto not to exceed the amount set forth on the most recent balance sheet of the Company included in the Recent SEC Reports; provided that neither the Company nor any Company Subsidiary shall settle or agree to settle any Legal Action which settlement involves a conduct remedy or injunctive or similar relief or has a restrictive impact on the Company’s or any Company Subsidiary’s business or operations;

(j)      make any material change in any method of financial accounting principles, practices, policies, procedures or methods, in each case except for any such change required by a change in GAAP;

(k)      (i) settle or compromise any material Tax claim, audit or assessment, (ii) make or change any material Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, (iii) amend any material Tax Returns or file claims for material Tax refunds, or (iv) enter into any material closing agreement, surrender in writing any right to claim a material Tax refund, offset or other reduction in Tax liability or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or its Subsidiaries;

(l)      enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding or similar Contract with respect to any joint venture, strategic partnership or alliance;

(m)      implement any employee layoff that could implicate the WARN Act;

(n)      except in connection with actions permitted by Section 5.03 hereof, take any action to exempt any Person from, or make any acquisition of securities of the Company by any Person not subject to, any state takeover statute or similar statute or regulation that would apply to Company with respect to an Acquisition Proposal or like transaction, including the restrictions on “business combinations” set forth in Section 203 of the DGCL, except for Parent, Merger Sub or any of their respective Subsidiaries or Affiliates, or the transactions contemplated by this Agreement;

(o)      grant any Lien on any of its assets, other than Permitted Liens;

(p)      authorize, or make any commitment with respect to, any single capital expenditure in excess of $200,000 or capital expenditures for the Company and each Company Subsidiary in excess of $500,000 in the aggregate;

(q)      enter into any new line of business outside of its existing business segments;

(r)      communicate in writing with employees of the Company or any Company Subsidiary regarding the compensation, benefits or other treatment that they will receive in connection with the Merger, unless any such communications are consistent with prior directives or documentation provided to the Company by Parent (in which case, the Company shall provide Parent with prior notice of and the opportunity to review and comment upon any such communications);

(s)      take any action which would result in any of the conditions to the Merger set forth in Article VI not being satisfied or that would reasonably be expected to prevent, delay or impair the ability of the Company to consummate the Merger; or

(t)      agree, authorize or commit to take any of the foregoing actions or enter into any letter of intent (binding or non-binding) or similar Contract or arrangement with respect to any of the foregoing actions.

Section 5.02      Access to Information; Confidentiality.

(a)      Subject to Section 5.02(b), from the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in Article VII, (i) the Company shall, and shall cause its Subsidiaries and each of its and their respective Representatives (collectively, “Company Representatives”) to, afford to Parent and Merger Sub and each of their respective Representatives (collectively, “Parent Representatives”) reasonable access, at reasonable times during normal business hours and in a manner as shall not unreasonably interfere with the business or operations of the Company or any Company Subsidiary, to the officers, employees, accountants, agents, properties, offices and other facilities and to all books, records, contracts and other assets of the Company and the Company Subsidiaries, and (ii) the Company shall, and shall cause its Subsidiaries and the Company Representatives to, furnish or cause to be furnished promptly to Parent, Merger Sub and the Parent Representatives such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of the Company and each Company Subsidiary as Parent, Merger Sub or any Parent Representative may reasonably request from time to time. Neither the Company nor any Company Subsidiary shall be required to provide access to or disclose information where such access or disclosure would jeopardize the protection of attorney-client privilege or contravene any Law (it being agreed that the parties shall use their reasonable commercial efforts to cause information to be provided in a manner that would not result in such jeopardy or contravention). No investigation shall affect the Company’s representations and warranties contained herein or limit or otherwise affect the remedies available to Parent or Merger Sub pursuant to this Agreement.

(b)      Parent and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, dated April 21, 2010, between Sponsor and the Company Financial Advisor, on behalf of the Company (the “Confidentiality Agreement”), which shall survive the termination of this Agreement in accordance with the terms set forth therein, and Parent acknowledges that all information provided to Parent and its representatives in connection with this Agreement and the consummation of the Merger shall be subject to the terms of this Confidentiality Agreement. The Confidentiality Agreement shall continue in full force and effect in accordance with its terms until the earlier to occur of the Effective Time or the expiration of the Confidentiality Agreement in accordance with its terms.

Section 5.03      Acquisition Proposals.

(a)      From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with its terms, the Company shall not, nor shall it permit any Company Subsidiary to, nor shall it permit any Company Representative to, directly or indirectly, (i) initiate, solicit, propose, encourage or take any other action to facilitate (including by way of furnishing information) any proposals, offers or inquiries that constitute, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) engage, continue or participate in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, (iii) approve or recommend or propose publicly to approve or recommend, any Acquisition Proposal, (iv) approve, endorse or recommend, or propose to approve, endorse or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, or (v) make or authorize any statement, propose publicly or resolve, propose or agree to do any of the foregoing relating to any Acquisition Proposal. Notwithstanding the foregoing, the Company may contact any Person who has made, or proposes to make, an Acquisition Proposal solely to request clarification of the terms and conditions of such Acquisition Proposal.

(b)      Notwithstanding any provisions of this Agreement to the contrary, nothing contained in this Agreement shall prevent the Company or the Company Board from complying with its disclosure obligations under Sections 14d-9 and 14e-2 of the Exchange Act with regard to an Acquisition Proposal; provided, however, any such disclosure relating to an Acquisition Proposal (other than a “stop, look and listen communication” of the type contemplated by Rule 14d-9(f), or a disclosure which expresses no view of the Acquisition Proposal other than that it is pending further consideration by the Company), shall be deemed to be a Change in the Board Recommendation, unless the Company Board expressly publicly reaffirms the Board Recommendation in connection with such disclosure.

(c)      Notwithstanding any provisions of this Agreement to the contrary, nothing contained in this Agreement shall prevent the Company or any Company Subsidiary or Company Representative acting on behalf of or at the direction of the Company or any Company Subsidiary, or the Company Board from at any time prior to, but not after, the time this Agreement is adopted by the Stockholders at the Stockholders Meeting, from providing information in response to a request therefor by, or engaging in any negotiations or discussions with, a Person who has made an unsolicited bona fide written Acquisition Proposal if and only if the Company Board receives from such Person, prior to providing any information or engaging in any negotiations or discussions, (i) an executed Acceptable Confidentiality Agreement, and (ii) evidence reasonably satisfactory to the Company Board, which demonstrates the financial capability of such Person to consummate the Acquisition Proposal, if and only to the extent that, in each such case, prior to taking any action described herein, (A) the Company Board shall have determined in good faith, after consultation with outside legal counsel, that failure to take such action would violate the Company Board’s fiduciary duties to the Company’s stockholders under applicable Laws, (B) the Company Board shall have determined in good faith, based on the information then available and after consultation with its independent financial advisor and outside legal counsel, that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal, and (C) such Acquisition Proposal is not a result of a breach or violation of any material obligation of the Company set forth in this Section 5.03; provided that the Company shall promptly make available to Parent any information concerning the Company and the Company Subsidiaries that is provided to any Person making such Acquisition Proposal that is given such access and that was not previously made available to Parent or the Parent Representatives.

(d)      Except as expressly permitted by Section 5.05 or this Section 5.03, neither the Company Board nor any committee thereof shall (i) withhold, withdraw, modify or qualify, or propose publicly to withhold, withdraw, modify or qualify, in a manner adverse to Parent or Merger Sub, the approval of this Agreement and the Merger or the Board Recommendation or take any action or make any statement in connection with the Stockholders Meeting inconsistent with such approval or Board Recommendation, (ii) adopt, approve or recommend, or propose to adopt, approve or recommend, publicly or otherwise, any Acquisition Proposal, (iii) fail to publicly reaffirm the Board Recommendation within three (3) Business Days after Parent so requests in writing, provided that Parent shall not request more than two such public affirmations, (iv) fail to recommend against any Acquisition Proposal within five (5) Business Days (other than an Acquisition Proposal described in clause (v) for which the Company shall have ten (10) Business Days), (v) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any Acquisition Proposal subject to Regulation 14D under the Exchange Act, within ten (10) Business Days after the commencement of any such Acquisition Proposal, (vi) fail to include the Board Recommendation in the Proxy Statement, (vii) enter into any letter of intent, memorandum of understanding or similar document or Contract relating to any Acquisition Proposal (other than any Acceptable Confidentiality Agreement entered into in accordance with Section 5.03(c)), or (viii) make any other public statement that is inconsistent with the Board Recommendation (any action described in clauses (i) through (viii), a “Change in the Board Recommendation”). Until this Agreement terminates, in no event shall the Company Board or any committee thereof cause or permit the Company or any Company Subsidiary enter into any letter of intent, agreement in principle, acquisition agreement or other similar Contract (other than any Acceptable Confidentiality Agreement entered into in accordance with Section 5.03(c)) (each, a “Company Acquisition Agreement”) related to any Acquisition Proposal.

(e)      Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Company Vote, (x) the Company Board may effect a Change in Board Recommendation if the Company Board determines in good faith after consultation with outside legal counsel that the failure to do so would violate its fiduciary obligations under applicable Laws and, with respect to the recommendation of any Acquisition Proposal, the Company Board determines in good faith that such Acquisition Proposal constitutes a Superior Proposal and (y) if the Company has received an unsolicited bona fide written Acquisition Proposal from any Person that is not withdrawn and that the Company Board concludes in good faith constitutes a Superior Proposal, the Company Board may authorize the Company to terminate this Agreement to enter into a Company Acquisition Agreement with respect to such Superior Proposal; provided, however, that the Company may take the action set forth in the preceding clause (y) if and only if:

(i)      the Company Board determines in good faith, after consultation with an independent financial advisor and outside legal counsel, that failure to do so would violate its fiduciary obligations under applicable Laws;

(ii)      the Company shall have complied with each of its material obligations under this Section 5.03;

(iii)      (A) the Company shall have provided written notice to Parent at least five (5) Business Days in advance (the “Notice Period”), to the effect that the Company Board has received an unsolicited bona fide written Acquisition Proposal that is not withdrawn and that the Company Board has concluded in good faith constitutes a Superior Proposal and, absent any revision to the terms and conditions of this Agreement, the Company Board has resolved to terminate this Agreement pursuant to this Section 5.03(e), which notice shall specify the basis for such resolution, including the identity of the Person or group of Persons making the Superior Proposal and the material terms thereof (including copies of any written requests, proposals or offers, including proposed agreements, and any other material documents relating to such Superior Proposal received from such Person or group of Persons);

  (B) prior to effecting such termination, (1) the Company shall, and shall cause its financial and legal advisors to, during the Notice Period, negotiate with Parent and the Parent Representatives in good faith (to the extent requested by Parent) to make such adjustments in the terms and conditions of this Agreement, so that such Acquisition Proposal would cease to constitute a Superior Proposal, and (2) at the end of such Notice Period, the Company Board still determines in good faith, after consultation with outside legal counsel, that the Acquisition Proposal constitutes a Superior Proposal; provided that, in the event of any material revisions to the Acquisition Proposal that the Company Board has determined to be a Superior Proposal, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.03 (including Section 5.03(e)) with respect to such new written notice; and

(iv)      in the case of any action as contemplated by clause (y) of this Section 5.03(e) above, the Company shall have validly terminated this Agreement in accordance with Section 7.03(b), including the payment of the Company Termination Fee in accordance with Section 7.06(a).

(f)      None of the Company, the Company Board or any committee of the Company Board shall enter into any agreement with any Person to limit or not to give prior notice to Parent of its intention (i) to effect a Change in the Board Recommendation or (ii) to terminate this Agreement in light of a Superior Proposal.

(g)      The Company agrees that it shall, and shall cause its Subsidiaries and the Company Representatives to, immediately cease and cause to be terminated any existing investigation, discussions or negotiations with any Person (other than the parties hereto) with respect to any Acquisition Proposal, and deliver a written notice to each such Person to the effect that the Company is ending all discussions and negotiations with such Person with respect to any Acquisition Proposal, effective on the date hereof.

(h)      The Company agrees that it shall promptly (and, in any event, within one (1) Business Day notify Parent of (i) the receipt of any Acquisition Proposal, (ii) any request for non-public information relating to the Company or the Company Subsidiaries, other than requests for information not reasonably expected to be related to an Acquisition Proposal, and (iii) any inquiry, offer or request for discussions or negotiations regarding an Acquisition Proposal, in each case indicating, in connection with such notice, the identity of the Person or group of Persons making such offer or request and the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep Parent reasonably informed, on a prompt basis, of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations. Without limiting the generality of the foregoing, the Company shall provide to Parent, as soon as practicable and in any event within one (1) Business Day after the Company’s receipt or delivery of draft agreements (and any other written material to the extent such material contains any financial terms, conditions or other material terms relating to any Acquisition Proposal, including any debt or equity commitment letters) sent by or provided to the Company, any Company Subsidiary or any Company Representative in connection with any Acquisition Proposal, copies of such agreements (or other written materials).

(i)      Unless the Company Board determines in good faith that failure to do so would violate its fiduciary obligations, the Company will not grant any waiver under any Existing Confidentiality Agreement to which the Company or any Company Subsidiary is a party and will not permit any counterparty to any such Contract to deviate from compliance with the terms thereof. The Company shall promptly notify Parent of any breach of any Existing Confidentiality Agreement (including the standstill provisions thereof) by the counterparty thereto, or any request by the counterparty to any Existing Confidentiality Agreement that the Company, the applicable Company Subsidiary or the Company Board waive the standstill provision thereof or authorize or give permission to such counterparty to take actions that would otherwise be prohibited by the standstill provisions thereof. Unless the Company Board determines in good faith that doing so would violate its fiduciary obligations, to the extent Parent or the Company believes that there has been a breach of any Existing Confidentiality Agreement by the counterparty thereto, the Company shall take all necessary actions to enforce, to the fullest extent permitted under applicable Law and such Contract, such Existing Confidentiality Agreement, including by obtaining an injunction to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

(j)      The Company agrees that in the event any Company Subsidiary or Company Representative takes any action which, if taken by the Company, would constitute a breach of this Section 5.03, the Company shall be deemed to be in breach of this Section 5.03.

(k)      For purposes of this Agreement:

(i)      “Acquisition Proposal” means any inquiry, proposal or offer from any Person (other than Parent or Merger Sub) relating to (A) the acquisition by any Third Party of 15% or more of the Equity Interests in the Company (by vote or by value), (B) any merger, consolidation, business combination, reorganization, share exchange or similar transaction involving the Company or any Company Subsidiary that, if consummated, would result in any Third Party beneficially owning 15% or more of the outstanding Equity Interests in the Company, (C) any sale of assets, recapitalization, equity investment, license, joint venture, liquidation, dissolution, disposition or other similar transaction which would, directly or indirectly, result in any Third Party acquiring an interest in assets (including Equity Interests of any Company Subsidiary) representing, directly or indirectly, 15% or more of the net revenues, net income, cash flow or assets of the Company and the Company Subsidiaries, taken as a whole, (D) the acquisition (whether by merger, consolidation, equity investment, share exchange, joint venture or otherwise) by any Third Party, directly or indirectly, of any Equity Interest in any Person that holds assets generating or representing, directly or indirectly, 15% or more of the net revenues, net income, cash flow or assets of the Company and the Company Subsidiaries, taken as a whole, (E) any tender offer or exchange offer, as such terms are defined under the Exchange Act or other transaction that, if consummated, would result in any Third Party beneficially owning 15% or more of the outstanding Equity Interests in the Company (by vote or by value), or (F) any combination of the foregoing.

(ii)      “Superior Proposal” means a bona fide Acquisition Proposal (with all of the percentages included in the definition of Acquisition Proposal increased to 50.1%) not resulting from any violation or breach of any material obligation of the Company set forth in Section 5.03, which the Company Board determines in good faith, after consultation with an independent financial advisor and outside legal counsel, and taking into consideration, among other things, all of the terms, conditions, impact and all legal, financial, regulatory and other aspects of such Acquisition Proposal and this Agreement (in each case taking into account any revisions to this Agreement made or proposed in writing by Parent prior to the time of determination), including financing, regulatory approvals, equityholder litigation, identity of the Person or group making the Acquisition Proposal, breakup fee and expense reimbursement provisions and other events or circumstances whether or not beyond the control of the Party seeking to assert that an Acquisition Proposal constitutes a Superior Proposal, (A) is reasonably likely to be consummated in accordance with its terms and (B) would result in a transaction that is more favorable to the Stockholders from a financial point of view than the Merger and the other transactions contemplated by this Agreement (after taking into account the expected timing and risk and likelihood of consummation).

Section 5.04      Third-Party Notices and Consents.  The Company shall, as promptly as reasonably practicable after the date hereof, give any notices to third parties and will use all reasonable commercial efforts to obtain, as promptly as reasonably practicable, any third party consents that are required under any Material Contracts, Company IP Agreements or otherwise in connection with the consummation of the Merger or any other transaction contemplated by this Agreement.

Section 5.05      Stockholders Meeting.

(a)      As promptly as reasonably practicable following the date on which the Proxy Statement is cleared by the SEC for the purpose of obtaining the Requisite Company Vote, the Company shall, in accordance with applicable Laws and the Company’s Amended and Restated Certificate of Incorporation as in effect on the date of this Agreement and the Company’s Bylaws as in effect on the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of the stockholders of the Company (the “Stockholders”) to consider and vote upon approval of this Agreement (the “Stockholders Meeting”); provided that, without the prior written consent of Parent, which shall not be unreasonably withheld or delayed, (i) the Stockholders Meeting shall not be held earlier than twenty (20) days or later thirty (30) calendar days after the date on which the Proxy Statement is mailed to the Company’s stockholders, and (ii) the Company may not adjourn or postpone the Stockholders Meeting except as required by applicable Laws; provided, further, that notwithstanding the foregoing, Parent may require the Company to adjourn or postpone the Stockholders Meeting one time to solicit additional proxies in the event that there are not sufficient votes to obtain the Requisite Company Vote. Except as set forth in Section 5.03(e), the Company shall solicit from the holders of Common Shares proxies in favor of the adoption of this Agreement in accordance with Delaware Law. Notwithstanding anything to the contrary set forth in this Agreement, the Company’s obligation to establish a record date for, duly call, give notice of, convene and hold the Stockholders Meeting pursuant to this Section 5.05(a) shall not be limited to, or otherwise affected by, the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal. The Company shall ensure that the Stockholders Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Stockholders Meeting are solicited, in compliance with applicable Laws and the Charter Documents.

(b)      In connection with the Stockholders Meeting, the Company shall, as promptly as reasonably practicable following the date of this Agreement, prepare and file with the SEC a proxy statement, letter to stockholders, notice of meeting, form of proxy accompanying such proxy statement and any schedules required to be filed by the SEC in connection therewith (collectively, together with any amendments thereof or supplements thereto, the “Proxy Statement”), that comply as to form and substance in all material respects with the requirements of applicable Laws, to seek the approval of this Agreement. The Company shall respond as promptly as reasonably practicable to any comments made by the SEC with respect to the Proxy Statement and shall cause such Proxy Statement to be mailed to the Stockholders as promptly as reasonably practicable after the Proxy Statement is cleared by the SEC. The Company shall notify Parent as promptly as reasonably practicable of any request by the SEC or its staff for an amendment or revisions to the Proxy Statement, or comments thereon and responses thereto, or requests by the SEC or its staff for additional information in connection therewith, and shall provide to Parent copies of any written comments received from the SEC or its staff. Parent shall cooperate fully with the Company in the preparation of the Proxy Statement or any amendment or supplement thereto and shall furnish the Company, promptly upon the Company’s request, all information reasonably requested by the Company for inclusion in, or otherwise in respect of, the Proxy Statement. The Company shall provide Parent, Merger Sub and their counsel a reasonable opportunity to review and comment on the Proxy Statement and all other materials used in connection with the Merger that (i) constitute “proxy materials” or “solicitation materials” as those terms are used in Rules 14a-1 through 14a-17 promulgated under the Exchange Act or (ii) are otherwise used for the “solicitation” of “proxies” as those terms are defined in Rule 14a-1 promulgated under the Exchange Act, in each case prior to the filing thereof with the SEC or the dissemination thereof to the Stockholders.

(c)      If at any time prior to the Stockholders Meeting any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party hereto which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement to the Proxy Statement shall be promptly prepared and filed with the SEC and, to the extent required by applicable Laws, disseminated to the Stockholders.

(d)      Subject to the following sentence, the Board Recommendation shall be included in the Proxy Statement, and the Company shall use its reasonable commercial efforts to solicit the Requisite Company Vote. Notwithstanding any provisions of this Agreement to the contrary, the Company Board may make a Change in the Board Recommendation in accordance with Section 5.03(d).

Section 5.06    Notices of Certain Events.  The Company shall notify Parent and Merger Sub, and Parent and Merger Sub shall notify the Company, promptly of (a) any notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, (b) any notice or other written communication from any Authority in connection with the transactions contemplated by this Agreement, (c) any Legal Actions commenced, or to such party’s knowledge, threatened, against the Company or any of its Affiliates or Parent or its Affiliates, as applicable, or otherwise relating to, involving or affecting such party or any of its Affiliates, in each case in connection with, arising from or otherwise related to the Merger or the other transactions contemplated by this Agreement (the “Transaction Litigation”), and (iv) any event, change or effect between the date of this Agreement and the Effective Time which causes or is reasonably likely to cause the failure of any condition set forth herein to be satisfied. In no event shall (A) the delivery of any notice by a party pursuant to this Section 5.06 limit or otherwise affect the respective rights, obligations, representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement, or (B) disclosure by the Company or Parent be deemed to amend or supplement the Company Disclosure Schedule or constitute an exception to any representation or warranty.

Section 5.07      Employee Matters.

(a)      For a period of twelve (12) months following the Closing Date (the “Transition Benefit Period”), Parent shall cause, and cause the Surviving Corporation to, provide benefits, other than non-qualified deferred compensation arrangements (with the exception of the COMFORCE Technical Services, Inc. Deferred Compensation Plan) or equity-based plans or arrangements, to persons who are employed by the Company and each Company Subsidiary at the Closing Date and who become employees of the Surviving Corporation and the Subsidiaries of the Surviving Corporation immediately following the Closing (the “Continuing Employees”) that are substantially similar in the aggregate to the benefits provided under the Company Benefit Plans, other than non-qualified deferred compensation arrangements (with the exception of the COMFORCE Technical Services, Inc. Deferred Compensation Plan) or equity-based plans or arrangements, as in effect on the date hereof. Parent shall, and shall cause the Surviving Corporation to, treat, and cause the applicable benefit plans to treat, the service of Continuing Employees with the Company or the Subsidiaries of the Company attributable to any period before the Effective Time as service rendered to Parent or the Surviving Corporation for purposes of eligibility to participate and vesting, as applicable. Without limiting the foregoing, Parent shall, and shall cause the Surviving Corporation not to treat any Continuing Employee as a “new” employee in the plan year in which the Effective Time occurs for purposes of any exclusions under any health or similar plan of Parent or the Surviving Corporation for a pre-existing medical condition, and any deductibles and co-pays paid under any of the Company’s or any of the Subsidiaries’ health plans shall be credited towards deductibles and co-pays under the health plans of Parent or the Surviving Corporation in the plan year in which the Effective Time occurs.

(b)      Nothing in this Section 5.07 shall obligate the Parent or the Surviving Corporation or any of their Affiliates to continue the employment of any Continuing Employee or any other Person.

(c)      Except as otherwise provided in this Agreement, nothing in this Section 5.07 shall be interpreted as preventing Parent or the Surviving Corporation or any of their Affiliates from amending, modifying or terminating any Company Benefit Plans, any benefit or compensation plans of Parent, the Surviving Corporation or any of their Affiliates, or any other benefit or compensation plans, programs, contracts, arrangements, commitments or understandings, in accordance with their terms and applicable Law. Nothing contained in this Section 5.07 or any other provision of this Agreement shall (i) limit the ability of Parent or the Surviving Corporation or any of their Affiliates to terminate the employment of any employee (including any Continuing Employee) at any time and for any or no reason, (ii) be construed to create any third-party beneficiary rights in any Person (including any employee or former employee (including any dependent thereof) of Parent or the Surviving Corporation or any of their Affiliates), other than the parties to this Agreement or any right to employment or continued employment for any specified period or to a particular term or condition of employment, (iii) require Parent or the Surviving Corporation or any of their Affiliates to maintain or continue any specific benefit or compensation plans, programs, agreements or arrangements, or (iv) be construed to establish, amend or modify any benefit or compensation plan, program, agreement or arrangement.

Section 5.08      Directors’ and Officers’ Indemnification and Insurance.

(a)      Parent and Merger Sub agree that all rights to indemnification, advancement of expenses and exculpation by the Company now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company and the Company Subsidiaries (each, an “Indemnified Party”) as provided in the Company Charter Documents, in each case as in effect on the date of this Agreement, or pursuant to any other Contracts in effect on the date hereof, shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and shall survive the Merger and shall remain in full force and effect in accordance with their terms, and, in the event that any proceeding is pending or asserted or any claim made during such period, until the final disposition of such proceeding or claim. For six (6) years after the Effective Time, Parent agrees to, and shall cause the certificate of incorporation and by-laws of the Surviving Corporation to contain provisions no less favorable with respect to indemnification and limitation of liabilities of Indemnified Parties and advancement of expenses than are set forth as of the date of this Agreement in the Company Charter Documents.

(b)      From the Effective Time through the sixth anniversary of the Effective Time (such period, the “Tail Period”), Parent shall, or shall cause the Surviving Corporation to, maintain in effect the Company’s current directors’ and officers’ liability insurance covering each officer and director currently covered by the Company’s directors’ and officers’ liability insurance policy for acts or omissions occurring prior to the Effective Time with respect to any matter claimed against such Person by reason of him or her serving in such capacity on terms with respect to such coverage and amounts no less favorable in the aggregate than those of such policy in effect on the date of this Agreement; provided that in no event shall the aggregate costs of such insurance policies exceed in any one (1) year during the Tail Period 300% of the current aggregate annual premiums paid by the Company for such purpose (which aggregate annual premiums with respect to such period are hereby represented and warranted by the Company to be in the amount set forth in Section 3.17 of the Company Disclosure Schedule), it being understood that Parent or the Surviving Corporation shall nevertheless be obligated to provide such coverage, with respect to each year during the Tail Period, as may be obtained for such 300% annual amount; provided, further, that Parent or the Surviving Corporation may (i) substitute therefor policies of any reputable insurance company or (ii) satisfy its obligation under this Section 5.08(b) by causing the Company to obtain prepaid (or “tail”) directors’ and officers’ liability insurance policy, in each case, the material terms of which including coverage and amount, are no less favorable in the aggregate to such directors and officers than the insurance coverage otherwise required under this Section 5.08(b). Any insurance policies provided pursuant to this Section 5.08(b) shall be from an insurance company with an A.M. Best Co. rating at least as high as the rating received by the Company’s current insurance provider.

(c)      The obligations of Parent and the Surviving Corporation under this Section 5.08 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 5.08 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 5.08 applies shall be third party beneficiaries of this Section 5.08, each of whom may enforce the provisions of this Section 5.08).

(d)      In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 5.08. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 5.08 is not prior to, or in substitution for, any such claims under any such policies.

Section 5.09    Completion of the Transactions.

(a)      Upon the terms and subject to the conditions set forth in this Agreement (including those contained in this Section 5.09), each of the parties hereto shall, and shall cause its Subsidiaries to, use its reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary Permits, waivers, consents, approvals and actions or non-actions from Authorities and the making of all necessary registrations and filings (including filings with Authorities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Authorities, (ii) the obtaining of all necessary consents or waivers from third parties, and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement. Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. The Company and Parent shall, subject to applicable Law, promptly (x) cooperate and coordinate with the other in the taking of the actions contemplated by clauses (i), (ii) and (iii) immediately above and (y) supply the other with any information that may be reasonably required in order to effectuate the taking of such actions. Each party hereto shall promptly inform the other party or parties hereto, as the case may be, of any written communication from any Authority regarding any of the transactions contemplated by this Agreement. If the Company or Parent receives a request for additional information or documentary material from any Authority with respect to the transactions contemplated by this Agreement, then it shall use reasonable commercial efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request, and, if permitted by applicable Law and by any applicable Authority, provide the other party’s counsel with advance notice and the opportunity to attend and participate in any meeting with any Authority in respect of any filing made thereto in connection with the transactions contemplated by this Agreement. Subject to applicable Laws relating to the exchange of information, Parent shall have the right to direct all matters with any Governmental Antitrust Authorities consistent with its obligations hereunder and each party hereto shall have the right to direct all matters with any other Authorities consistent with its obligations hereunder; provided that, in each case, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries and Representatives, that appears in any filing made with, or written materials submitted to, any Third Party or Authority in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing rights, each of Parent and the Company shall act reasonably and as promptly as reasonably practicable. Information disclosed pursuant to this Section 5.09(a) shall be subject to the Confidentiality Agreement, and the parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations thereunder. Neither Parent nor the Company shall commit to or agree (or permit their respective Subsidiaries to commit to or agree) with any Authority to stay, toll or extend any applicable waiting period under the HSR Act or other applicable Antitrust Laws, without the prior written consent of the other (such consent not to be unreasonably withheld or delayed). Without limiting the foregoing, the parties shall request and shall use reasonable commercial efforts to obtain early termination of the waiting period under the HSR Act.

(b)      Without limiting the generality of the undertakings pursuant to Section 5.09(a), the parties hereto shall (i) provide or cause to be provided as promptly as reasonably practicable to Authorities with jurisdiction over the Antitrust Laws (each such Authority, a “Governmental Antitrust Authority”) information and documents requested by any Governmental Antitrust Authority as necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement, including preparing and filing any notification and report form and related material required under the HSR Act and any additional consents and filings under any other Antitrust Laws as promptly as practicable following the date of this Agreement (provided that in the case of the filing under the HSR Act, such filing shall be made within three (3) Business Days of the date of this Agreement) and thereafter to respond as promptly as practicable to any request for additional information or documentary material that may be made under the HSR Act or any other applicable Antitrust Laws and (ii) subject to the terms set forth in Section 5.09(d), use their reasonable commercial efforts to take such actions as are necessary or advisable to obtain prompt approval of the consummation of the transactions contemplated by this Agreement by any Authority or expiration of applicable waiting periods.

(c)      Each of Parent and the Company shall use reasonable commercial efforts to cooperate with each other in (i) determining whether any filings are required to be made with, or consents, Permits, authorizations, advance ruling certificates, no-action letters, waivers or approvals are required or advisable to be obtained from, any Third Parties or Authorities under any other applicable Laws in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (ii) timely making all such required filings and timely seeking all such required consents, Permits, authorizations, advance ruling certificates, no-action letters or approvals.

(d)      In the event that any Legal Action is instituted (or threatened to be instituted) by any Authority or Third Party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, the Company shall cooperate in all respects with Parent and Merger Sub and shall, to the extent permitted by applicable Laws, use its reasonable commercial efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, none of Parent, Merger Sub or any of their Affiliates shall be required to defend, contest or resist any Legal Action, whether judicial or administrative, or to take any action to have vacated, lifted, reversed or overturned any Order, in connection with the transactions contemplated by this Agreement.

(e)      Notwithstanding anything to the contrary set forth in this Agreement, none of Parent, Merger Sub or any of their Subsidiaries shall be required to, and the Company may not, without the prior written consent of Parent, become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or order to (i) sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of business of the Company, the Surviving Corporation, Parent, Merger Sub or any of their respective Subsidiaries, (ii) conduct, restrict, operate, invest or otherwise change the assets, business or portion of business of the Company, the Surviving Corporation, Parent, Merger Sub or any of their respective Subsidiaries in any manner, or (iii) impose any restriction, requirement or limitation on the operation of the business or portion of the business of the Company, the Surviving Corporation, Parent, Merger Sub or any of their respective Subsidiaries; provided that, if requested by Parent, the Company and/or one or more of its Subsidiaries will become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement or order so long as such requirement, condition, limitation, understanding, agreement or order is only binding on such Person in the event the Closing occurs.

(f)      The Company and Parent shall give each other the opportunity to participate in the defense, settlement and/or prosecution of any Transaction Litigation; provided that neither the Company nor any Company Subsidiary or Company Representative shall compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any Transaction Litigation or consent to the same unless Parent shall first have consented thereto in writing, such consent not to be unreasonably withheld or delayed.

Section 5.10      Public Announcements.  The initial press release regarding the execution of this Agreement and the transactions contemplated hereby shall be a joint press release by the Company and Parent in the form set forth in Exhibit C and, thereafter, the Company and Parent each shall consult with the other party prior to issuing any press releases or otherwise making public announcements (including conference calls with investors and analysts) with respect to the Merger or any other transaction contemplated by this Agreement (other than any Acquisition Proposal, Superior Proposal or Change in the Board Recommendation). No Party shall issue any such press release or make any such public statement prior to such consultation, except to the extent the disclosing Party determines, based on advice of counsel, that it is required to do so by applicable Law or any listing agreement with a securities exchange, in which case such Party shall use reasonable commercial efforts to consult with the other Party before issuing any such release or making any such press release or public statement.

Section 5.11    Financing Assistance.  Prior to the Closing, the Company shall provide to Parent and Merger Sub, and shall cause the Company Subsidiaries to, and shall use its commercially reasonable efforts to cause the Company Representatives to, provide to Parent and Merger Sub all cooperation reasonably requested in writing by Parent that is reasonably necessary, proper or advisable in connection with any debt financing proposed to be consummated in connection with the transactions contemplated by this Agreement (“Debt Financing”), including: (a) participating in meetings, presentations, road shows, due diligence sessions and sessions with rating agencies; (b) assisting with the preparation of materials for rating agency presentations, bank information memoranda, business projections and similar documents reasonably necessary, proper or advisable in connection with any Debt Financing; (c) furnishing Parent and Merger Sub with financial and other pertinent information regarding the Company and the Company Subsidiaries as may be reasonably required in connection with any Debt Financing (all such information in this clause (c), the “Required Information”); (d) taking all actions reasonably necessary to permit the lenders involved in any Debt Financing to evaluate the Company’s and its Subsidiaries’ current assets, cash management and accounting systems, policies and procedures relating thereto for the purposes of establishing collateral arrangements; (e) executing and delivering any pledge and security documents, currency or interest hedging arrangements, other definitive financing documents, or other certificates, legal opinions or documents as may be reasonably requested by Parent (including a certificate of the chief financial officer of the Company or any borrowing Company Subsidiary with respect to solvency matters and consents of accountants for use of their reports in any materials relating to any Debt Financing) or otherwise reasonably facilitating the pledging of collateral, provided that such documents will not take effect until the Effective Time; and (f) taking all corporate actions reasonably necessary to permit the consummation of any Debt Financing and to permit the proceeds thereof, together with the cash at the Company and the Company Subsidiaries, to be made available to the Company on the Closing Date to consummate the Merger. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs incurred by the Company or the Company Subsidiaries in connection with the performance of the provisions of this Section 5.11.

Section 5.12    No Impairment.  Except as expressly permitted by this Agreement or as may be agreed in writing by the parties, none of the Company, Parent or Merger Sub shall, or shall permit any of its Subsidiaries to, agree, in writing or otherwise, to take any action which would reasonably be expected to materially impair such Person’s ability to perform its obligations under this Agreement or to prevent, impede or delay the consummation of the Merger or result in the failure to satisfy any condition to the consummation of the Merger.

Section 5.13    Further Assurances.  From and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 5.14    Tender Offers.  Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement or otherwise, in the event that Parent determines to do so, Parent shall have the right but not the obligation to commence, or to cause Merger Sub or another one of its Affiliates (such entity, the “Tender Offeror”) to commence, at any time after the date hereof, a cash tender offer for 100% of the issued and outstanding Common Shares at a purchase price per share, net to the holders thereof, at least equal to the Common Per Share Consideration and 100% of the issued and outstanding Preferred Shares at a purchase price per share, net to the holders thereof, at least equal to the applicable Preferred Per Share Consideration for each Preferred Share; provided that (a) it shall be a condition to the obligation of the Tender Offeror to accept for payment and pay for shares of Company Common Stock tendered in the tender offer that more than 50% of the outstanding shares of Company Common Stock be tendered in the tender offer (such condition, the “Minimum Condition”), (b) except for the Minimum Condition, the obligation of the Tender Offeror to accept for payment and pay for Common Shares or Preferred Shares tendered in the tender offer shall not be materially more conditional than the obligation of the Parent and Merger Sub to consummate the Merger, (c) Parent, Merger Sub and/or the Tender Offeror shall be obligated to consummate (i) the Merger or (ii) a merger providing for cash consideration per share at least equal to (A) in the case of the Common Shares, the Common Per Share Consideration, and, in the case of the Preferred Shares, the applicable Preferred Per Share Consideration for each Preferred Share, and which shall otherwise be on terms and conditions no less favorable to the holders of Common Shares and Preferred Shares than the Merger, (d) the tender offer shall comply with all applicable Laws, including the Exchange Act, Sections 14(d) and 14(e) thereof and the rules, regulations and schedules promulgated thereunder, and (e) the tender offer shall otherwise be conducted on terms and conditions reasonably satisfactory to the Company and Parent. The parties hereto shall (i) negotiate in good faith and as expeditiously as practicable any and all amendments, modifications or waivers of this Agreement and the Confidentiality Agreement necessary or appropriate to implement this Section 5.14, (ii) make any and all amendments or modifications to the Proxy Statement, (iii) make any and all filings with or submissions to (and/or make any and all amendments or modifications to existing filings or submissions), and seek any and all consents, authorizations and permits from, any Authority necessary or appropriate in light of the tender offer, including under the HSR Act, any other applicable Law or otherwise, and (d) otherwise use reasonable commercial efforts to implement this Section 5.14 and to ensure the Merger and the tender offer comply with all applicable Laws and are consummated.

Section 5.15    Transfer Taxes.  All sales and transfer Taxes, deed Taxes, conveyance fees, recording charges and similar Taxes, fees and charges imposed as a result of the sale and transfer of the real property of the Company and the Company Subsidiaries to Parent pursuant to this Agreement (collectively, the “Transfer Taxes”), together with any interest, penalties or additions to such Transfer Taxes, shall be paid by the Surviving Corporation. The Company and Parent shall cooperate in timely making all filings, returns, reports and forms as necessary or appropriate to comply with the provisions of all applicable Laws in connection with the payment of such Transfer Taxes, and shall cooperate in good faith to minimize, to the fullest extent possible under such Laws, the amount of any such Transfer Taxes payable in connection therewith.

Section 5.16    Takeover Provisions.  Parent, the Company and their respective Boards of Directors shall (a) take all reasonable action necessary to ensure that no Takeover Provision (including Section 203 of the DGCL) is or becomes applicable to this Agreement or the transactions provided for herein or therein, including the Merger, and (b) if any Takeover Provision becomes applicable to this Agreement or the transactions contemplated herein or therein, take all reasonable action necessary to ensure that the transactions provided for in this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Provision on Parent and Merger Sub, this Agreement and the transactions provided for herein or therein.

Section 5.17    Section 16 Matters.  Prior to the Effective Time, the Company shall take all such steps as may reasonably be necessary and permitted to cause the transactions contemplated by this Agreement, including any dispositions of shares of Company Common Stock (including derivative securities with respect to such shares of Company Common Stock) by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.18    Stock Exchange De-listing.  Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable commercial efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws (including the rules and regulations of NYSE Amex) to cause the delisting of the Company Common Stock from NYSE Amex and the deregistration of the Company Common Stock under the Exchange Act at or as promptly as practicable after the Effective Time.

Section 5.19    FIRPTA Certificate.  On the Closing Date, the Company shall provide to Parent an affidavit, dated as of the Closing Date, signed under penalty of perjury, and in form and substance required under the Treasury Regulations issued pursuant to Section 1445 and Section 897 of the Code, together with evidence reasonably satisfactory to Parent that the Company has provided notice to the IRS in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), so that Parent and the Surviving Corporation are exempt from withholding any portion of the aggregate consideration with respect to the Merger.

Section 5.20    Schedule of Transaction Fees and Expenses.  At least five (5) Business Days prior to the Closing, the Company shall provide to Parent a schedule setting forth in reasonable detail a list of the Company’s and its Affiliates’ Representatives who will be entitled to the payment or reimbursement of fees or expenses in connection with the Closing, together with an estimate, prepared in good faith, setting forth the aggregate fees and expenses payable or reimbursable to each such Person at or following the Closing.

ARTICLE VI

CONDITIONS

Section 6.01    Conditions of Each Party’s Obligation to Close.  The obligation of the parties to consummate the Merger shall be subject to the fulfillment, at or before the Closing, of the conditions set forth below in this Section 6.01. The parties may mutually agree to waive in writing any or all of these conditions.

(a)      All Consents under the HSR Act shall have been obtained and shall be in full force and effect as of the Closing, or any applicable waiting periods in connection therewith shall have expired or been terminated.

(b)      No Order (whether temporary, preliminary or permanent in nature) issued by any court of competent jurisdiction or other restraint or prohibition of any Authority shall be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Authority that, in any case, prohibits or makes illegal the consummation of the Merger.

(c)      The Requisite Company Vote shall have been obtained and shall be in full force and effect as of the Closing.

(d)      There shall not be instituted, pending or threatened in writing immediately prior to the Closing any Legal Action by any Authority against Parent, Merger Sub or the Company (i) challenging the acquisition by Merger Sub of any Shares or seeking to restrain or prohibit the making or consummation of the Merger or the consummation of any of the other transactions contemplated by the Agreement, (ii) seeking to impose material limitations on the ability of Merger Sub (or Parent on Merger Sub’s behalf), or render Merger Sub unable, to accept for payment, pay for or purchase any or all of the Shares pursuant to the Merger, or (iii) relating to the Merger or any of the other transactions contemplated by the Agreement and seeking to obtain from Parent, Merger Sub or the Company any damages or other relief that would be material to Parent, Merger Sub or the Company, except any Legal Action contemplated by Section 2.03.

Section 6.02    Conditions to Parent’s and Merger Sub’s Obligations to Close.  The obligation of Parent and Merger Sub to consummate the Merger shall be subject to the satisfaction, at or before the Closing, of all of the conditions set forth below in this Section 6.02. Parent may waive in writing any or all of these conditions in whole or in part without prior notice.

(a)        (i)(A)  The representations and warranties of the Company set forth in this Agreement (other than the representations and warranties set forth in Sections 3.01, 3.02, 3.03, 3.05(a) and 3.10) shall be true and correct (without giving effect to any Company Material Adverse Effect or materiality qualifications set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date (except, in each case, for representations and warranties which are as of a particular date, which shall be so true and correct in all material respects as of such date), except for such failures to be true and correct which, individually or in the aggregate, have not and would not have a Company Material Adverse Effect; (B) the representations and warranties set forth in Sections 3.01, 3.03 and 3.10 (without giving effect to any Company Material Adverse Effect or materiality qualifications set forth therein) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date (except, in each case, for representations and warranties which are as of a particular date, which shall be so true and correct in all material respects as of such date), (C) the representations and warranties set forth in Section 3.02 (without giving effect to any Company Material Adverse Effect or materiality qualifications set forth therein) shall be true and correct in all respects subject only to de minimis exceptions, and (D) the representations and warranties set forth in Section 3.05(a) shall be true and correct, without disregarding the Company Material Adverse Effect qualification contained therein, as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date; and

(ii)      the Company and each of the Company Subsidiaries shall have performed in all material respects its obligations and complied in all material respects with its agreements and covenants required by this Agreement to be performed or complied with on its part on or prior to the Closing Date; provided that the Company shall have performed in all respects its obligations and complied in all respects with its agreements and covenants in Section 2.07(b).

(b)      The Company shall have delivered to Parent a certificate of the Secretary of the Company, dated as of the Closing Date, certifying as to (i) a copy of the resolutions of the Company Board of Directors authorizing and approving the applicable matters contemplated hereunder, and (ii) the satisfaction of the condition set forth in Section 6.01(c).

(c)      Since the date hereof, there shall not have occurred any events, occurrences, facts, conditions, changes or effects that, individually or in the aggregate, have had or could reasonably be expect to have a Company Material Adverse Effect.

(d)      Fewer than 10% of the outstanding Common Shares and Preferred Shares not owned by Parent, Merger Sub or the Company or any of their respective Subsidiaries shall be Dissenting Shares.

(e)      The Company shall have delivered to Parent resignations from each director of the Company and each Company Subsidiary and each officer of the Company and each Company Subsidiary that has been requested by Parent prior to the Closing.

(f)      The holders of the Preferred Shares (i) shall have unanimously agreed to accept the Preferred Per Share Consideration for each Preferred Share and (ii) shall have unanimously waived, pursuant to Section 8(g) of the Amended and Restated Certificate of Designation of Series and Determination of Rights and Preferences of Series 2003A, 2003B and 2004A Convertible Preferred Stock of the Company any right to acquire any substitute preferred stock of the Surviving Corporation, Parent or any other Person in connection with the Merger.

(g)      Parent shall have received from the Company a certificate dated as of the Closing Date and signed by an authorized officer of the Company certifying its compliance with the conditions set forth in Sections 6.02(a) and 6.02(c).

(h)      Any consents, registrations, approvals, Permits, authorizations, notices, reports or other filings required to be obtained or made by the Company, Parent or Merger Sub with or from any Authority or third party in connection with the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated by the Agreement shall have been made or obtained, except where the failure to do so would not, individually or in the aggregate, have a Company Material Adverse Effect. The failure of the Company to obtain (x) the consents of the requisite lenders under the PNC Credit Facility to the transactions contemplated by this Agreement, or (y) the releases of the Liens under the PNC Credit Facility upon consummation of the transactions shall not be deemed to have a Company Material Adverse Effect, whether considered individually or together with any other factors, or to be a “material breach” under the provisos to Sections 7.03(a) and 7.03(c).

Section 6.03    Conditions to the Company’s Obligation to Close.  The obligation of the Company to consummate the Merger shall be subject to the satisfaction, at or before Closing, of all of the conditions set forth below in this Section 6.03. The Company may waive in writing any or all of these conditions in whole or in part without prior notice.

(a)      (i)(A)  The representations and warranties of Parent set forth in this Agreement that are not qualified as to Parent Material Adverse Effect or materiality shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date except, in each case, for representations and warranties which are as of a particular date, which shall be so true and correct in all material respects as of such date, and (B) those other representations and warranties of Parent in this Agreement that are qualified as to Parent Material Adverse Effect or materiality shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date except, in each case, for representations and warranties which are as of a particular date, which shall be true and correct as of such date; and

(ii)      Parent shall have performed in all material respects its obligations and complied in all material respects with its agreements and covenants required by this Agreement to be performed or complied with on its part on or prior to the Closing Date.

(b)      The Company shall have received from Parent a certificate dated as of the Closing Date and signed by an authorized officer of Parent certifying Parent’s compliance with the conditions set forth in Section 6.03(a).

Section 6.04    Frustration of Conditions.  Prior to the End Date, none of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Article VI to be satisfied if such failure was caused by such party’s failure to act in good faith to comply with this Agreement and consummate the transactions provided for herein.

ARTICLE VII

TERMINATION; FEES AND EXPENSES

Section 7.01    Termination by Mutual Consent.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing, whether before or after the Requisite Company Vote shall have been obtained, by mutual written consent of the Company and Parent by action of their respective Boards of Directors.

Section 7.02    Termination by Either Parent or the Company.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing, whether before or after (except as otherwise provided below) the Requisite Company Vote shall have been obtained, by action taken or authorized by Parent or the Company by action of its Board of Directors if:

(a)      the Closing shall not have been consummated by 5:00 p.m. Eastern time on the End Date, whether such date is before or after the date of the adoption of this Agreement by the Stockholders; provided, however, that the right to terminate this Agreement under this Section 7.02(a) shall not be available to (i) any party whose breach of any covenant or obligation under this Agreement has been the proximate cause of, or resulted in, the failure of the Closing to occur prior to the End Date, and (ii) the Company if, at the time of any such intended termination by the Company, either Parent or the Company shall be entitled to terminate this Agreement pursuant to Section 7.02(b);

(b)      the Requisite Company Vote shall have failed to have been obtained at the Stockholders Meeting (after giving effect to all adjournments or postponements thereof at which this Agreement has been voted upon); or

(c)      if (i) any Order of any Authority having competent jurisdiction is entered enjoining the Company, Parent or Merger Sub from consummating the Merger and such Order has become final and non-appealable, or (ii) if there shall be any Law that makes the consummation of the Merger illegal or otherwise prohibited (unless the consummation of the Merger in violation of such Law would not have a Company Material Adverse Effect) and, prior to termination pursuant to this Section 7.02(c), the terminating party shall have complied in all material respects with its obligations under Section 5.09; provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(c) shall not be available to any party hereto whose breach of any provision of this Agreement is the primary cause of the imposition of any such Order or the failure of such Order to be resisted, resolved or lifted, as applicable.

Section 7.03    Termination by the Company.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing, whether before or after (except as otherwise provided below) the Requisite Company Vote shall have been obtained, by the Company by action of its Board of Directors if:

(a)      there has been a breach of any representations, warranties, covenants or agreements made by Parent or Merger Sub in this Agreement, or any such representations and warranties shall have become untrue or incorrect, such that the conditions set forth in Section 6.03(a) would not be satisfied and such breach or failure to be true and correct is not cured within thirty (30) calendar days (but not later than the End Date) following receipt of written notice from the Company of such breach or failure (or such longer period to which the Company shall agree, during which Parent or Merger Sub exercises reasonable commercial efforts to cure); provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.03(a) if, at the time of such termination, there exists a material breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement;

(b)      prior to the Requisite Company Vote having been obtained, (i) the Company Board has authorized the Company to enter into a Company Acquisition Agreement with respect to a Superior Proposal, (ii) the Company has complied with each of its material obligations under Section 5.03, and (iii) immediately after the termination of this Agreement, the Company enters into a Company Acquisition Agreement with respect to the Superior Proposal referred to in the foregoing clause (i); provided that the right of the Company to terminate this Agreement pursuant to this Section 7.03(b) is conditioned on and subject to the prior payment to Parent or its designee by the Company of the Company Termination Fee in accordance with Section 7.06(a), and any purported termination pursuant to this Section 7.03(b) shall be void and of no force or effect if the Company Termination Fee is not paid prior to such termination; or

(c)      the Company has satisfied (or the Parent has waived) each of the conditions to Parent’s and Merger Sub’s obligations to consummate the transactions contemplated by this Agreement pursuant to Sections 6.01, 6.02 and 6.04 hereof, and the Company has indicated in writing that the Company is ready, willing and able to consummate the transactions contemplated by this Agreement and the Parent and Merger Sub fail to consummate the transactions contemplated by this Agreement within two (2) Business Days following the date on which the Closing should have occurred pursuant to Section 1.02 (it being understood that during the period of seven (7) Business Days following the date on which the Closing should have occurred pursuant to Section 1.02, Parent shall not be entitled to terminate this Agreement pursuant to Section 7.04). The Company shall not have the right to terminate this Agreement pursuant to this Section 7.03(c) if, at the time of such termination, there exists a material breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement.

Section 7.04    Termination by Parent.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing, whether before or after the Requisite Company Vote shall have been obtained, by Parent by action of its Board of Directors if:

(a)      (i) the Company Board or any committee thereof shall have effected a Change in the Board Recommendation, or (ii) the Company shall have breached or violated any material obligation of the Company set forth in Section 5.03; or

(b)      (i) there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue or incorrect, such that the conditions set forth in Section 6.02(a) would not be satisfied and such breach or failure to be true and correct is not cured within thirty (30) calendar days (but not later than the End Date) following receipt of written notice from the Parent of such breach or failure (or such longer period to which the Parent shall agree, during which the Company exercises reasonable commercial efforts to cure); provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.04(b)(i) if, at the time of such termination, there exists a material breach of any representation, warranty, covenant or agreement of Parent contained in this Agreement; or (ii) since the date of this Agreement, there shall have occurred any events, occurrences, facts, conditions, changes or effects that, individually or in the aggregate, have had or could reasonably be expect to have a Company Material Adverse Effect.

Section 7.05    Notice of Termination; Effect of Termination and Abandonment.  The party hereto desiring to terminate this Agreement pursuant to this Article VII shall give written notice of such termination to the other parties hereto specifying the provision or provisions of this Article VII pursuant to which such termination is purportedly effected and including reasonable detail of the circumstances giving rise to such termination. If this Agreement is terminated pursuant to this Article VII, this Agreement shall become void and of no effect, other than the provisions of this Section 7.05, Section 5.02(b), Section 7.06 and Article VIII without any liability on the part of any party hereto or any of their respective equityholders or Representatives; provided, however, that nothing herein shall relieve or release a party from any liabilities or damages arising out of the intentional, willful or fraudulent breach by such party of any of the representations, warranties, covenants or agreements set forth in this Agreement (including the failure by the Company to pay any amounts due pursuant to Section 7.06). Notwithstanding the forgoing, in no event shall any party hereto be liable for punitive damages.

Section 7.06    Company Termination Fee; Fees and Expenses.

(a)      In the event that this Agreement is terminated by the Company pursuant to Section 7.03(b), the Company shall pay to Parent a termination fee equal to the Company Termination Fee prior to such termination by wire transfer of same day funds to one or more accounts designated by Parent.

(b)      In the event this Agreement is terminated by Parent pursuant to Section 7.04(a), the Company shall pay the Company Termination Fee to Parent promptly, but in any event within three (3) Business Days after the date of such termination, by wire transfer of same day funds to one or more accounts designated by Parent.

(c)      In the event that (i) this Agreement is terminated by either Parent or the Company pursuant to Section 7.02(a) or by Parent pursuant to Section 7.04(b), (ii) at or prior to the time of such termination an Acquisition Proposal shall have been publicly announced, commenced or disclosed or submitted or made known to the Company Board, and (iii) at any time after the execution of this Agreement and prior to the expiration of twelve (12) months after the termination of this Agreement, the Company consummates an Acquisition Proposal or enters into a letter of intent, agreement in principle, definitive agreement or similar Contract with respect to an Acquisition Proposal that is subsequently (A) consummated at any time (for the avoidance of doubt, including consummation at any time after the twelve (12)-month period following termination of this Agreement) or (B) terminated and, in connection with such termination, the Company receives a fee (an “Acquisition Proposal Termination Fee”), the Company shall, on the date such Acquisition Proposal is consummated or such Acquisition Proposal Termination Fee is received by the Company, pay the Company Termination Fee (less the amount of any Parent Expenses previously paid to Parent pursuant to Section 7.07, if any) to Parent by wire transfer of same day funds to one or more accounts designated by Parent; provided that, for purposes of this Section 7.06(c), (w) all percentages in the definition of Acquisition Proposal shall be replaced with 50.1%, (x) the determination of whether “assets” (as used in the definition) are within the applicable percentage thresholds shall be made on the basis of the fair market value of the assets, (y) an “inquiry” shall not be deemed an Acquisition Proposal, and (z) any proposal or offer received by the Company prior to January 1, 2008 shall not be deemed an Acquisition Proposal (unless renewed on or after such date).

(d)      For the avoidance of doubt, in no event shall the Company be obligated to pay, or cause to be paid, the Company Termination Fee on more than one occasion. Parent shall have right to assign the right to receive the Company Termination Fee to one or more Persons in its sole discretion.

(e)      Parent’s right to receive payment of the Company Termination Fee is the sole and exclusive remedy of Parent and its Affiliates against the Company, its Affiliates or any of their respective former, current or future directors, officers, employees, agents, equityholders, representatives, Affiliates or assignees (collectively, “Company Related Persons”) or any other Person in connection with the termination of this Agreement in the circumstance described in this Section 7.06 and upon payment or tender of such amount, none of Company, any of its Company Related Persons or any other Person shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement.

Section 7.07    Expense Reimbursement.  In the event this Agreement is terminated by either Parent or the Company pursuant to Section 7.02(b) or by Parent pursuant to Section 7.04(b) under circumstances in which the Company Termination Fee is not then payable pursuant to Section 7.06, then the Company shall, following receipt of an invoice therefor, promptly (in any event within two (2) Business Days) pay all reasonably documented out-of-pocket fees and expenses (including reasonable legal fees and expenses) actually incurred by Parent and its Affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement (including any Debt Financing) (the “Parent Expenses”), which amount shall in no event exceed $1.5 million, by wire transfer of same day funds to one or more accounts designated by Parent; provided that the existence of circumstances which could require the Company Termination Fee to become subsequently payable by the Company pursuant to Section 7.06 shall not relieve the Company of its obligations to pay the Parent Expenses pursuant to this Section 7.07; provided, further, that the payment by the Company of Parent Expenses pursuant to this Section 7.07 shall not relieve the Company of any subsequent obligation to pay the Company Termination Fee pursuant to Section 7.06 except to the extent indicated in Section 7.06.

Section 7.08    Acknowledgement.  Each Party acknowledges that (a) the agreements contained in this Article VII are an integral part of the transactions contemplated by this Agreement, (b) the damages resulting from termination of this Agreement under circumstances where a Company Termination Fee is payable are uncertain and incapable of accurate calculation and, therefore, the amounts payable pursuant to Section 7.06 or Section 7.07 are not a penalty but rather constitute liquidated damages in a reasonable amount that will compensate Parent for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, and (iii) without the agreements contained in this Article VII, Parent would not have entered into this Agreement. Accordingly, if the Company fails to promptly pay any amount due pursuant to Section 7.06 or Section 7.07 and, in order to obtain such payment, Parent and/or Merger Sub commences a suit that results in a judgment against the Company for the amount set forth in Section 7.06 or Section 7.07 or any portion thereof, the Company shall pay to Parent costs and expenses (including reasonable attorneys’ fees) incurred by Parent and its Affiliates in connection with such suit, together with interest on such amount or portion thereof at the prime rate of Citibank N.A. in effect on the date such payment was required to be made through the date of payment.

ARTICLE VIII

MISCELLANEOUS

Section 8.01    Definitions.  For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:

“Acceptable Confidentiality Agreement” means a confidentiality agreement on terms that are identical in all substantive respects to the form confidentiality agreement attached hereto as Exhibit D; provided that such confidentiality agreement shall not prohibit compliance by the Company with any provision in Section 5.03.

“Acquisition Proposal” has the meaning set forth in Section 5.03(k)(i).

“Acquisition Proposal Termination Fee” has the meaning set forth in Section 7.06(c).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person. For the purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Antitrust Laws” has the meaning set forth in Section 3.03(c).

“Authority” has the meaning set forth in Section 3.03(c).

“Board Recommendation” has the meaning set forth in Section 3.03(d).

“Book-Entry Shares” has the meaning set forth in Section 2.02(a).

“Business Day” means any day, other than Saturday, Sunday or any day on which banking institutions located in Boston, Massachusetts or New York City, New York are authorized or required by Law or other governmental action to close.

“Certificate” has the meaning set forth in Section 2.01(d).

“Certificate of Merger” has the meaning set forth in Section 1.03.

“Change in the Board Recommendation” has the meaning set forth in Section 5.03(d).

“Charter Documents” has the meaning set forth in Section 3.01(b).

“Closing” has the meaning set forth in Section 1.02.

“Closing Date” has the meaning set forth in Section 1.02.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Share” or “Common Shares” has the meaning set forth in Section 2.01(a).

“Common Per Share Consideration” has the meaning set forth in Section 2.01(b).

“Company” has the meaning set forth in the Preamble.

“Company Acquisition Agreement” has the meaning set forth in Section 5.03(d).

“Company Board” has the meaning set forth in the Recitals.

“Company Common Stock” has the meaning set forth in the Recitals.

“Company Disclosing Party” has the meaning set forth in the definition of “Existing Confidentiality Agreement.”

“Company Disclosure Documents” has the meaning set forth in Section 3.18.

“Company Disclosure Schedule” has the meaning set forth in the introductory language in Article III.

“Company Employee” has the meaning set forth in Section 3.12(a).

“Company Employee Agreement” means any Contract between the Company or any Company Subsidiary and a Company Employee.

“Company Employee Plans” has the meaning set forth in Section 3.12(a).

“Company ERISA Affiliate” means, any Person that, together with the Company or any Company Subsidiary, at any relevant time is or was treated as a single employer within the meaning of Section 414(b), (c) or (m) of the Code.

“Company Financial Advisor” has the meaning set forth in Section 3.10.

“Company IP” means all Intellectual Property that is owned solely or jointly, used or held for use by Company or any Company Subsidiary in connection with the current conduct of their businesses.

“Company IP Agreements” has the meaning set forth in Section 3.07(d).

“Company Material Adverse Effect” means any event, occurrence, fact, condition, change or effect that, individually or taken together with other events, circumstances or occurrences (a) that has a materially adverse effect on the business, results of operations, assets, liabilities or financial condition of the Company and the Company Subsidiaries taken as a whole, or (b) that has a materially adverse effect on the ability of the Company to timely perform its obligations hereunder or consummate the Merger; provided that, for purposes of clause (a) above, any event, occurrence, fact, condition, change or effect to the extent resulting from any of the following after the date hereof shall not constitute a Company Material Adverse Effect: (1) any changes in any Laws, (2) any changes in financial, banking, insurance or securities markets, (3) any changes affecting the Company’s industry in general, (4) actions in connection with, or attributable to the announcement of this Agreement and the Merger, (5) Parent’s announcement or other communication by Parent of its plans or intentions with respect to the Company or any Company Subsidiary or any other acts or omissions of Parent, (6) any changes in GAAP, (7) any acts or omissions of the Company taken at the written request of Parent or with the written consent of Parent, or (8) any changes in general United States or global economic and social conditions, including acts of sabotage or terrorism, or the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war; provided, however, that changes set forth in clauses (1), (2), (3) and (8) above shall be taken into account in determining whether a “Company Material Adverse Effect” has occurred or would reasonably be expected to occur if such changes have a disproportionate impact on the Company and the Company Subsidiaries, taken as a whole, relative to the other participants in the principal industries in which the Company and the Company Subsidiaries conduct their businesses.

“Company Material Contract” has the meaning set forth in Section 3.15(a).

“Company Preferred Stock” has the meaning set forth in the Recitals.

“Company Related Persons” has the meaning set forth in Section 7.06(d).

“Company Representatives” has the meaning set forth in Section 5.02(a).

“Company SEC Reports” has the meaning set forth in Section 3.04(a).

“Company Securities” has the meaning set forth in Section 3.02(e).

“Company Stock Plans” means, collectively, the Company’s Long-Term Investment Plan and 2002 Stock Option Plan, as amended.

“Company Subsidiary” means any direct or indirect Subsidiary of the Company.

“Company Subsidiary Securities” has the meaning set forth in Section 3.02(g).

“Company Systems” has the meaning set forth in Section 3.07(i).

“Company Termination Fee” means an amount in cash equal to $3,800,000.

“Confidentiality Agreement” has the meaning set forth in Section 5.02.

“Continuing Employees” has the meaning set forth in Section 5.07(b).

“Consent” has the meaning set forth in Section 3.03(b).

“Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, leases or other binding instruments or binding commitments, whether written or oral.

“control” (including the terms “controlling,” “controlled by” and “under common control with”) has the meaning set forth in the definition of “Affiliate.”

“Copyrights” has the meaning set forth in the definition of “Intellectual Property.”

“Debt Financing” has the meaning set forth in Section 5.11.

“DGCL” has the meaning set forth in Section 1.01.

“Dissenting Shares” has the meaning set forth in Section 2.03.

“Effective Time” has the meaning set forth in Section 1.03.

“End Date” means May 1, 2011.

“Environmental Laws” means any applicable Law, and any Order or binding agreement with any Authority regulating the protection of natural resources, endangered or threatened species, public health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata) due to the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Substances. The term “Environmental Laws” includes, without limitation, the following (including their implementing regulations and any applicable state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; and the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.

“Equity Commitment Letters” has the meaning set forth in Section 4.07.

“Equity Interest” of any Person means any (a) capital stock, membership or partnership interest or other ownership interest of or in such Person, (b) securities directly or indirectly convertible into or exchangeable for any for the foregoing; (c) options, warrants or other rights directly or indirectly to purchase or subscribe for any of the foregoing or securities convertible into or exchangeable for any of the foregoing; or (d) Contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind relating to the issuance of any of the foregoing or giving any Person the right to participate in or receive any payment based on the profits or performance of such Person (including any equity appreciation, phantom equity or similar plan or right).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” has the meaning set forth in Section 3.03(c).

“Exchange Agent” has the meaning set forth in Section 2.02(a).

“Existing Confidentiality Agreement” shall mean any confidentiality, standstill or other agreement, understanding or arrangement between the Company or any Company Subsidiary or any Affiliate or any Representative of the Company or any Company Subsidiary (each, a “Company Disclosing Party”), on the one hand, and any Third Party, on the other hand, providing for, among other things, (i) the confidential treatment of non-public information provided by a Company Disclosing Party to such Third Party or any Representative of such Third Party in connection with a potential Acquisition Proposal and/or (ii) prohibiting the Third Party from acquiring the assets or Equity Interests of the Company or any of its Affiliates (or similar actions).

“Expenses” means, with respect to any Person, all reasonable and documented out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, financial advisors and investment bankers of such Person and its Affiliates), incurred by such Person or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and any transactions related thereto, any litigation with respect thereto, the preparation, printing, filing and mailing of the Proxy Statement, the filing of any required notices under the HSR Act or Foreign Antitrust Laws, or in connection with other regulatory approvals, and all other matters related to the Merger other transactions contemplated hereby.

“First Equity Commitment Letter” has the meaning set forth in Section 4.07.

“Foreign Antitrust Laws” has the meaning set forth in Section 3.03(c).

“GAAP” has the meaning set forth in Section 3.04(b).

“Governmental Antitrust Authority” has the meaning set forth in Section 5.09(b).

“Hazardous Substance” means (a) any material, substance, chemical, waste, compound, mixture, solid, liquid or gas, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or characteristics of similar import or regulatory effect under Environmental Laws, and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, friable asbestos, lead-based paints, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“HSR Act” has the meaning set forth in Section 3.03(c).

“Indemnified Party” has the meaning set forth in Section 5.08(a).

“Intellectual Property” means all intellectual property and other similar proprietary rights in any jurisdiction, whether owned or held for use under license, whether registered or unregistered, including such rights in and to: (a) patents and applications therefor and all reissues, divisionals, renewals, extensions, provisionals, continuations and continuations-in-part thereof, continuing patent applications, reexaminations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention, certificates of registration and like rights (“Patents”); (b) copyrights and all other similar rights throughout the world (“Copyrights”); (c) design rights; (d) trade names, logos, trademarks and service marks, trade dress, certification marks and the goodwill associated with the foregoing (“Trademarks”); (e) trade secrets (including, those trade secrets defined in the Uniform Trade Secrets Act or under similar foreign statutory and common law), inventions, invention disclosures, discoveries and improvements, whether or not patentable or reduced to practice, business, technical and know-how information, databases, data collections and other confidential and proprietary information and all rights therein (“Trade Secrets”); (f) software, including data files, source code, object code, application programming interfaces, architecture, documentation, files, records, schematics, computerized databases and other software-related specifications and documentation (collectively, “Software”); (g) Internet domain names; (h) in each case of (a) to (g) above, all registrations of, applications to register, and renewals and extensions of, any of the foregoing with or by any Authority in any jurisdiction; and (i) all copies and tangible embodiments or descriptions of any of the foregoing (in whatever form or medium).

“Investments” has the meaning set forth in Section 3.02(h).

“IRS” means the United States Internal Revenue Service.

“Knowledge” means, when used with respect to the Company, the actual or constructive knowledge of any officer or director of the Company or any Company Subsidiary.

“Laws” means any domestic or foreign laws, common law, statutes, treaties, ordinances, rules, regulations, codes, Orders or any rules, regulations, codes, requirements, ordinances, edicts, decrees, Permits or directives enacted, issued, adopted, promulgated, enforced, ordered or applied by any Authority.

“Lease” means all leases, subleases and other agreements under which the Company or any Company Subsidiary leases, uses or occupies, or has the right to use or occupy, any real property.

“Leased Real Estate” means all real property that the Company or any Company Subsidiary leases, subleases or otherwise uses or occupies, or has the right to use or occupy, pursuant to a Lease.

“Legal Action” has the meaning set forth in Section 3.09.

“Liability” means any liability, indebtedness or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP).

“Licensed Company IP” means all Company IP that is not Owned Company IP and that the Company or any Company Subsidiary has a right to use or exploit by virtue of any Contract, including the Company IP Agreements.

“Liens” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, restrictions, rights of first refusal, rights of first offer and security interests of any kind or nature whatsoever (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Merger” has the meaning set forth in Section 1.01.

“Merger Sub” has the meaning set forth in the Preamble.

“Merger Consideration” means the sum of:

(a)      the product of (i) the Common Per Share Consideration, multiplied by (ii) the number of Common Shares issued and outstanding immediately prior to the Effective Date (excluding the shares of Common Stock owned by Parent, Merger Sub or the Company or any of their respective Subsidiaries, and, subject to Section 2.03, also excluding Dissenting Shares);

(b)      the product of (i) the Preferred Per Share Consideration for each Series 2003A Share, multiplied by (ii) the number of Series 2003A Shares issued and outstanding immediately prior to the Effective Date (excluding the shares of Preferred Stock owned by Parent, Merger Sub or the Company or any of their respective Subsidiaries and, subject to Section 2.03, also excluding Dissenting Shares);

(c)      the product of (i) the Preferred Per Share Consideration for each Series 2003B Share, multiplied by (ii) the number of Series 2003B Shares issued and outstanding immediately prior to the Effective Date (excluding the shares of Preferred Stock owned by Parent, Merger Sub or the Company or any of their respective Subsidiaries and, subject to Section 2.03, also excluding Dissenting Shares); and

(d)      the product of (i) the Preferred Per Share Consideration for each Series 2004A Share, multiplied by (ii) the number of Series 2004A Shares issued and outstanding immediately prior to the Effective Date (excluding the shares of Preferred Stock owned by Parent, Merger Sub or the Company or any of their respective Subsidiaries and, subject to Section 2.03, also excluding Dissenting Shares).

“Minimum Condition” has the meaning set forth in Section 5.14.

“Order” has the meaning set forth in Section 3.09.

“Owned Company IP” means all Company IP in which the Company or any Company Subsidiary has an ownership interest.

“Owned Real Estate” means any real estate owned by Company or any Company Subsidiary, together with all buildings, structures, fixtures and improvements thereon and all of Company’s and its Subsidiaries’ rights thereto.

“Parent” has the meaning set forth in the Preamble.

“Parent Expenses” has the meaning set forth in Section 7.07.

“Parent Group” shall mean, collectively, Parent and its former, current and future directors, officers, employees, general or limited partners, managers, members, equityholders and Affiliates.

“Parent Material Adverse Effect” means any event, occurrence, fact, condition, circumstance, change or effect that has a materially adverse effect on the ability of the Parent to timely perform its obligations hereunder or consummate the Merger.

“Parent Related Persons” has the meaning set forth in Section 7.06(e).

“Parent Representatives” has the meaning set forth in Section 5.02(a).

“Patents” has the meaning set forth in the definition of “Intellectual Property.”

“Payment Fund” has the meaning set forth in Section 2.02(a).

“Permits” has the meaning set forth in Section 3.08(b).

“Permitted Liens” means (a) any Liens pursuant to the PNC Credit Facility, (b) as of the date of this Agreement and through and including the Effective Time, (i) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith (provided that appropriate reserves required pursuant to GAAP have been made in respect thereof), (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not due and payable or which are being contested by appropriate proceedings (provided that appropriate reserves required pursuant to GAAP have been made in respect thereof), (iii) zoning, entitlement, building and other land use regulations imposed by Authority having jurisdiction over such Person’s owned or leased real property, which are not violated by the current use and operation of such real property, (iv) covenants, conditions, restrictions, easements and other similar non-monetary matters of record affecting title to such Person’s owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses, (v) any right of way or easement related to public roads and highways, and (vi) Liens arising under workers’ compensation, unemployment insurance, social security, retirement and similar legislation.

“Person” means any Authority, individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture or other entity and group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

“PNC Credit Facility” means that certain Amended and Restated Revolving Credit and Security Agreement, dated as of November 2, 2009, by and among the Company, the Company Subsidiaries named therein, PNC Bank, National Association, as lender and administrative agent, and the other lenders named therein.

“Preferred Per Share Consideration” has the meaning set forth in Section 2.01(c).

“Preferred Share” or “Preferred Shares” has the meaning set forth in Section 2.01(c).

“Proxy Statement” has the meaning set forth in Section 5.05(b).

“Real Estate” means, collectively, the Owned Real Estate and the Leased Real Estate.

“Recent SEC Reports” has the meaning set forth in the introductory language in Article III.

“Representatives” means, with respect to any Person, such Person’s directors, officers, employees, Affiliates, members, partners, accountants, consultants, advisors, attorneys, agents and other representatives.

“Required Information” has the meaning set forth in Section 5.11.

“Requisite Company Vote” has the meaning set forth in Section 3.03(a).

“Sarbanes-Oxley Act” has the meaning set forth in Section 3.04(c).

“SEC” has the meaning set forth in Section 3.03(c).

“Second Equity Commitment Letter” has the meaning set forth in Section 4.07.

“Securities Act” has the meaning set forth in Section 3.04(a).

“Series 2003A Shares” has the meaning set forth in Section 3.02(a).

“Series 2003B Shares” has the meaning set forth in Section 3.02(a).

“Series 2004A Shares” has the meaning set forth in Section 3.02(a).

“Share(s)” means any Common Share(s) and Preferred Share(s).

“Software” has the meaning set forth in the definition of “Intellectual Property.”

“Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (i) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (c) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

“Sponsor” means ABRY Partners VI, L.P., a Delaware limited partnership.

“Stock Option” has the meaning set forth in Section 2.07(a).

“Stockholders” has the meaning set forth in Section 5.05(a).

“Stockholders Meeting” has the meaning set forth in Section 5.05(a).

“Subsidiary” of any Person means (a) any corporation of which a majority of the Equity Interests entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned, directly or indirectly, by such Person and (b) any joint venture, general or limited partnership, limited liability company or other legal entity in which such Person is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner or the managing member.

“Superior Proposal” has the meaning set forth in Section 5.03(k)(ii).

“Surviving Corporation” has the meaning set forth in Section 1.01.

“Tail Period” has the meaning set forth in Section 5.08(b).

“Taxes” means (i) any and all United States federal, state or local or non-United States taxes, assessments, charges, duties, levies or other similar governmental charges, including all income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, stamp duty reserve, license, payroll, withholding, ad valorem, value added, escheat or unclaimed property, alternative or add-on minimum, environmental, premium, customs, social security, unemployment, sick pay, disability, registration and other taxes, assessments, charges, duties, levies or other similar governmental charges, whether disputed or not, together with all estimated taxes, deficiency assessments, additions to tax, penalties and interest and (ii) any obligations with respect to such amounts arising as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or under any agreements or arrangements with any other Person and including any liability for Taxes of a predecessor entity or as a transferee, by contract or otherwise.

“Tax Returns” means any return, declaration, report, claim for refund, information return or statement or other document required to be filed with or provided to any taxing authority in respect of Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Tender Offeror” has the meaning set forth in Section 5.14.

“Third Party” shall mean any Person or group other than the Company, the Company Subsidiaries, the Parent Group or any Person in the Parent Group.

“Trade Secrets” has the meaning set forth in the definition of “Intellectual Property.”

“Trademarks” has the meaning set forth in the definition of “Intellectual Property.”

“Transfer Taxes” has the meaning set forth in Section 5.15.

“Transition Benefit Period” has the meaning set forth in Section 5.07(a).

“Treasury Regulations” means the Treasury regulations promulgated under the Code.

“Voting Debt” has the meaning set forth in Section 3.02(f).

Section 8.02    Interpretation; Construction.

(a)      The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Article, Exhibit or Schedule, such reference shall be to a Section or Article of, Exhibit to or Schedule of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” A reference in this Agreement to “$” or “dollars” is to U.S. dollars. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to any Person include references to such Person’s successors and permitted assigns. Words importing the singular include the plural and vice versa. Words importing one gender include the other gender. References to months are to calendar months. A defined term has its defined meaning throughout this Agreement and in each Exhibit and Schedule to this Agreement, regardless of whether it appears before or after the place where it is defined. Where this Agreement requires a party hereto to act in a reasonable or not unreasonable manner, the reasonableness of any action or refusal to act by such party will be judged from the standpoint of such party and its Affiliates, taking into account all facts and circumstances that are relevant to them.

(b)      The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 8.03    Survival. None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time. None of the covenants or agreements of the parties in this Agreement shall survive the Effective Time, other than the covenants and agreements contained in this Article VIII, and the agreements of Parent, Merger Sub and the Company in Article II and those other covenants and agreements contained herein which by their terms apply, or that are to be performed in whole or in part, after the Effective Date, which shall survive the consummation of the Merger until fully performed.

Section 8.04    Governing Law. This Agreement, and all claims or causes of action (whether at law, in contract or in tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance hereof, shall be governed by and construed, performed and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

Section 8.05    Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any legal action or proceeding against, arising out of, relating or with respect to this Agreement and the transactions contemplated hereby and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder, brought by the other party(ies) hereto or its successors or assigns shall be brought and determined exclusively in the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the any state or federal court in the State of Delaware. Each of the parties hereto agrees that a final judgment (subject to any appeals therefrom) in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.07 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees, to the fullest extent it may legally and effectively do so, that it will not bring any Legal Action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, to the fullest extent it may legally and effectively do so, by way of motion, as a defense, counterclaim or otherwise, in any legal action or proceeding against, arising out of, relating or with respect to this Agreement and the transactions contemplated hereby and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 8.05, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 8.06    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (b) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (d) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.06.

Section 8.07    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.07):

If to Parent, Merger Sub or the Surviving Corporation, to:	CFS Parent Corp. CFS Merger Sub Corp. c/o ABRY Partners LLC 111 Huntington Avenue Boston, Massachusetts 02199
Attention: Charles J. Brucato III
Facsimile: (617) 859-8797

with a copy (which will not constitute notice to Parent, Merger Sub or the Surviving Corporation) to:	Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Attention: John L. Kuehn and Kester Spindler Facsimile: (212) 446-6460

If to the Company, to:	COMFORCE Corporation 999 Stewart Avenue, Suite 100 Bethpage, New York 11714
Attention: Harry V. Maccarrone, Chief Executive Officer
Facsimile: (516) 437-3392

with a copy (which will not constitute notice to the Company) to:	Barnes & Thornburg LLP One North Wacker Drive, Suite 4400 Chicago, Illinois 60602
Attention: David G. Edwards
Facsimile: (312) 759-5646

or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above.

Section 8.08    Entire Agreement. This Agreement (including the Exhibits to this Agreement), the Company Disclosure Schedule, the Equity Commitment Letters and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and the Confidentiality Agreement and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement, the Equity Commitment Letters and the Confidentiality Agreement. In the event of any inconsistency between the statements in the body of this Agreement, the Confidentiality Agreement or the Company Disclosure Schedule (other than an exception expressly set forth as such in the Company Disclosure Schedule), the statements in the body of this Agreement will control.

Section 8.09    No Third Party Beneficiaries. Except as provided in Section 5.08 hereof (which shall be to the benefit of the parties referred to in such section), this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The representations and warranties set forth in this Agreement are intended for use only by the parties to this Agreement and their respective successors and permitted assigns and may not be relied upon by any other Person for any reason. The parties hereto further agree that the rights of third party beneficiaries under Section 5.08 shall not arise unless and until the Effective Time occurs.

Section 8.10    Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 8.11    Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other parties hereto; provided, however, that prior to the Closing, Parent and Merger Sub may assign this Agreement (in whole but not in part) to Parent or any of its Affiliates and/or to any parties providing any Debt Financing pursuant to the terms thereof (including for purposes of creating a security interest herein or otherwise assign as collateral in respect of such Financing) or any agent therefor. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 8.12    Remedies. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

Section 8.13    Specific Performance; Cap on Monetary Damages. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for such damages. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof. Each of the parties hereto agrees not to raise any objections to the availability of the remedy of specific performance to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof. If any party hereto shall seek damages in respect of this Agreement or the transactions contemplated hereby, then the maximum aggregate liability of (a) Parent, Merger Sub and their Affiliates, on the one hand, and (b) the Company and its Affiliates, on the other hand, shall be limited to an amount equal to $3,800,000.

Section 8.14    Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, all of which will be one and the same agreement. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties.

Section 8.15    Obligations of Parent and the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

Section 8.16    Delivery by Facsimile or Email. This Agreement, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or by email with facsimile or scan attachment, shall be treated in all manner and respects as an original Contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re execute original forms thereof and deliver them to all other parties hereto. No party hereto shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or Contract was transmitted or communicated through the use of facsimile machine or by email with facsimile or scan attachment as a defense to the formation of a Contract, and each such party forever waives any such defense.

Section 8.17    Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent permitted by applicable Law and subject to this Article VII, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 8.18    Amendments. Subject to compliance with applicable Law, this Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time, whether before or after the End Date or the Requisite Company Vote having been obtained; provided, however, that (a) after the End Date, there shall be no amendment that decreases the Merger Consideration and (b) after the Requisite Company Vote has been obtained, there shall be made no amendment that by Law (including the relevant rules of NYSE Amex) requires further approval by the Stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed by Parent and the Company.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO

AGREEMENT AND PLAN OF MERGER

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMFORCE CORPORATION

By: /s/ Harry V. Maccarrone

Name: Harry V. Maccarrone
Title: Chief Executive Officer

CFS PARENT CORP.

By: /s/ Brian St. Jean

Name: Brian St. Jean
Title: Vice President and Secretary

CFS MERGER SUB CORP.

By: /s/ Brian St. Jean

Name: Brian St. Jean
Title: Vice President and Secretary

EXHIBIT A

CERTIFICATE OF INCORPORATION

OF

COMFORCE CORPORATION

ARTICLE ONE

The name of the corporation is COMFORCE Corporation (hereinafter called the “Corporation”).

ARTICLE TWO

The address of the Corporation’s registered office is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the state of Delaware. The name of its registered agent at such address is Corporation Trust Company.

ARTICLE THREE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “DGCL”).

ARTICLE FOUR

The total number of shares which the Corporation shall have the authority to issue is one thousand (1,000) shares, all of which shall be shares of Common Stock, with a par value of one cent ($0.01) per share.

ARTICLE FIVE

The directors shall have the power to adopt, amend or repeal By-Laws, except as may be otherwise be provided in the By-Laws.

ARTICLE SIX

The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE SEVEN

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders, or class of stockholders, of the Corporation, as the case may be, and also on this Corporation.

ARTICLE EIGHT

The Corporation hereby eliminates, to the fullest extent permitted by law the personal liability of any person who serves as a director of the Corporation to the Corporation and/or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that if in the future the DGCL is amended or modified (including, but not limited to, Section 102(b)(7)) to permit the elimination of the personal liability of a director of the Corporation to a greater extent than contemplated above, then the provisions of this Article Eight shall be deemed to be automatically amended to provide for the elimination of the personal liability of the directors of the Corporation to such greater extent. This Article Eight shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when this Article Eight becomes effective.

ARTICLE NINE

Section 1.  Nature of Indemnity.  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “Proceeding”), by reason of the fact that such person (or a person of whom such person is the legal representative), is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, manager, officer, employee, fiduciary or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (each, an “Indemnified Person”), whether the basis of such Proceeding is alleged action in an official capacity as a director or officer of the corporation or in any other capacity while serving at the request of the corporation as a director, manager, officer, employee, fiduciary or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to any employee benefit plan, shall be indemnified and held harmless by the corporation to the fullest extent which it is empowered to do so by the DGCL against all expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such Indemnified Person in connection with such Proceeding and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article Nine, the corporation shall indemnify any Indemnified Person seeking indemnification in connection with a Proceeding initiated by such person only if such Proceeding was authorized by the board of directors. The corporation may, by action of the board of directors, provide indemnification to employees, fiduciaries and agents of the corporation with the same scope and effect as the foregoing indemnification of Indemnified Parties.

2

Section 2.    Procedure for Indemnification of Indemnified Persons.  Any indemnification of an Indemnified Person under Section 1 of this Article Nine or advance of expenses under Section 5 of this Article Nine shall be made promptly, and in any event within 30 days, upon the written request of such Indemnified Person. If a determination by the corporation that such Indemnified Person is entitled to indemnification pursuant to this Article Nine is required, and the corporation fails to respond within 60 days to a written request for indemnity, then the corporation shall be deemed to have approved the request. If the corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, then the right to indemnification or advances as granted by this Article Nine shall be enforceable by such Indemnified Person in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including the board of directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the corporation (including the board of directors, independent legal counsel or the corporation’s stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3.    Nonexclusivity of Article Nine.  The rights to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article Nine shall not be exclusive of any other right which any Indemnified Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

Section 4.    Insurance.  The corporation may purchase and maintain insurance on its own behalf and on behalf of fiduciary or agent of the one or more of the Indemnified Persons against any liability asserted against him or her and incurred by him or her in the capacity as a director or officer of the corporation or, at the request of the corporation, as a director or officer of the corporation or, at the request of the corporation, as a director, manager, officer, employee, fiduciary or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, whether or not the corporation would have the power to indemnify such person against such liability under this Article Nine.

3

Section 5.    Expenses.  Expenses incurred by any Indemnified Person in defending a Proceeding or enforcing such Indemnified Person’s rights to indemnification or advancement of expenses under this Article Nine shall be paid by the corporation in advance of such Proceeding’s final disposition upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the corporation. Such expenses incurred by employees, fiduciaries and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Section 6.    Employees, Fiduciaries and Agents.  Persons who are not Indemnified Persons and who are or were employees or agents of the corporation may be indemnified to the extent authorized at any time or from time to time by the board of directors.

Section 7.    Contract Rights.  The provisions of this Article Nine shall be deemed to be a contract right between the corporation and each Indemnified Person who serves in the capacity as a director or officer of the corporation or, at the request of the corporation, as a director, manager, officer, employee, fiduciary or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise at any time while this Article Nine and the relevant provisions of the General Corporate Law of the State of Delaware or other applicable law are in effect, and any repeal or modification of this Article Nine or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

Section 8.    Merger or Consolidation.  For purposes of this Article Nine, references to the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, managers, officers, employees, fiduciaries or agents, so that any person who is or was a director, manager, officer, employee, fiduciary or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporations, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article Nine with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE TEN

The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders and directors are granted subject to such reservation.

4

EXHIBIT B

AMENDED AND RESTATED BY-LAWS

OF

COMFORCE CORPORATION

A Delaware Corporation

ARTICLE I

OFFICES

Section 1.   Registered Office.  The registered office of the corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400, Wilmington Delaware 19808, in the County of New Castle. The name of the corporation’s registered agent at such address is Corporation Service Company. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

Section 2.   Other Offices.  The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.   Place and Time of Meetings.  An annual meeting of the stockholders may be held each year for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place, if any, and/or the means of remote communication, of the annual meeting may be determined by resolution of the board of directors or as set by the president of the corporation. No annual meeting of stockholders need be held if not required by the corporation’s certificate of incorporation or by the General Corporation Law of the State of Delaware.

Section 2.   Special Meetings.  Special meetings of stockholders may be called for any purpose (including, without limitation, the filling of board vacancies and newly created directorships), and may be held at such time and place, within or without the State of Delaware, and/or by means of remote communication, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by two or more members of the board of directors, the president or the holders of shares entitled to cast not less than a majority of the votes at the meeting or the holders of fifty percent (50%) of the outstanding shares of any series or class of the corporation’s capital stock.

Section 3.   Place of Meetings.  The board of directors may designate any place, either within or without the State of Delaware, and/or by means of remote communication, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal executive office of the corporation.

Section 4.   Notice.  Whenever stockholders are required or permitted to take any action at a meeting, written or printed notice stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of special meetings, the purpose(s), of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally, by mail, or by a form of electronic transmission consented to by the stockholder to whom the notice is given, by or at the direction of the board of directors, the president or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the corporation. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (3) if by any other form of electronic transmission, when directed to the stockholder. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (1) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (2) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5.   Stockholders List.  The officer who has charge of the stock ledger of the corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, and/or (ii) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 6.   Quorum.  Except as otherwise provided by applicable law or by the corporation’s certificate of incorporation, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time in accordance with Section 7 of this Article, until a quorum shall be present or represented.

2

Section 7.  Adjourned Meetings.  When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting, at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8.  Vote Required.  When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the corporation’s certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. Where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class, unless the question is one upon which by express provisions of an applicable law or of the corporation’s certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9.  Voting Rights.  Except as otherwise provided by the General Corporation Law of the State of Delaware or by the certificate of incorporation of the corporation or any amendments thereto, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder.

Section 10.  Proxies.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person(s) to act for him, her or it by proxy. Every proxy must be signed by the stockholder granting the proxy or by his, her or its attorney-in-fact. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

3

Section 11.   Action by Written Consent. Unless otherwise provided in the corporation’s certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent(s) in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent(s), shall be signed by the holders of outstanding shares of stock having not less than a majority of the shares entitled to vote, or, if greater, not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the state of Delaware, or the corporation’s principal place of business, or an officer or agent of the corporation having custody of the book(s) in which proceedings of meetings of the stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested, provided, however, that no consent(s) delivered by certified or registered mail shall be deemed delivered until such consent(s) are actually received at the registered office. All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered to the corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent(s) of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used; provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 12.   Action by Electronic Transmission Consent. An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section; provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine (A) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (B) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the board of directors of the corporation.

4

ARTICLE III

DIRECTORS

Section 1.  General Powers.  The business and affairs of the corporation shall be managed by or under the direction of the board of directors.

Section 2.  Number, Election and Term of Office.  The number of directors which shall constitute the first board shall be one or more, which number may be increased or decreased from time to time by resolution of the board. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. The directors shall be elected in this manner at the annual meeting of the stockholders, except as provided in Section 4 of this Article III. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3.  Removal and Resignation.  Any director or the entire board of directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the corporation’s certificate of incorporation, the provisions of this section shall apply, in respect to the removal without cause or a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation.

Section 4.  Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

Section 5.  Annual Meetings.  The annual meeting of each newly elected board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of stockholders.

Section 6.  Other Meetings and Notice.  Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board of directors and promptly communicated to all directors then in office. Special meetings of the board of directors may be called by or at the request of the president or vice president on at least 24 hours notice to each director, either personally, by telephone, by mail, by telegraph and/or by electronic transmission. In like manner and on like notice, the president must call a special meeting on the written request of at least a majority of the directors.

Section 7.  Quorum, Required Vote and Adjournment.  A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

5

Section 8.   Committees.  The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution or these by-laws shall have and may exercise the powers of the board of directors in the management and affairs of the corporation except as otherwise limited by law. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee(s) shall have such name(s) as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 9.   Committee Rules.  Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. In the event that a member and that member’s alternate, if alternates are designated by the board of directors as provided in Section 8 of this Article III, of such committee is or are absent or disqualified, the member(s) thereof present at any meeting and not disqualified from voting, whether or not such member(s) constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

Section 10.   Communications Equipment.  Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

Section 11.   Waiver of Notice and Presumption of Assent.  Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

Section 12.   Action by Written Consent.  Unless otherwise restricted by the corporation’s certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing(s) or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

6

ARTICLE IV

OFFICERS

Section 1.  Number.  The officers of the corporation shall be elected by the board of directors and shall consist of a chairman, if any is elected, a president, one or more vice presidents, a secretary, a treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable.

Section 2.  Election and Term of Office.  The officers of the corporation shall be elected annually by the board of directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. The president shall appoint other officers to serve for such terms as he or she deems desirable. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3.  Removal.  Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.  Vacancies.  Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.

Section 5.  Compensation.  Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.

Section 6.   The Chairman of the Board.  The Chairman of the Board, if one shall have been elected, shall be a member of the board and an officer of the corporation. He shall perform the duties as may from time to time be assigned to him by the board of directors.

Section 7.  The President.  The president shall be the chief executive officer of the corporation. The president (i) shall preside at all meetings of the stockholders and board of directors at which he or she is present; (ii) subject to the powers of the board of directors, shall have general charge of the business, affairs and property of the corporation, and control over its officers, agents and employees; and (iii) shall see that all orders and resolutions of the board of directors are carried into effect. The president shall have such other powers and perform such other duties as may be prescribed by the board of directors or as may be provided in these by-laws.

7

Section 8.  Vice-presidents.  The vice-president, if any, or if there shall be more than one, the vice-presidents in the order determined by the board of directors shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice-presidents shall also perform such other duties and have such other powers as the board of directors, the president or these by-laws may, from time to time, prescribe.

Section 9.  The Secretary and Assistant Secretaries.  The secretary shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book(s) to be kept for that purpose. Under the president’s supervision, the secretary (i) shall give, or cause to be given, all notices required to be given by these by-laws or by law; (ii) shall have such powers and perform such duties as the board of directors, the president or these by-laws may, from time to time, prescribe; and (iii) shall have custody of the corporate seal of the corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the president, or secretary may, from time to time, prescribe.

Section 10.  The Treasurer and Assistant Treasurers.  The treasurer (i) shall have the custody of the corporate funds and securities; (ii) shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; (iii) shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the board of directors; (iv) shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; (v) shall render to the president and the board of directors, at its regular meeting or when the board of directors so requires, an account of the corporation; and (vi) shall have such powers and perform such duties as the board of directors, the president or these by-laws may, from time to time, prescribe. If required by the board of directors, the treasurer shall give the corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. The assistant treasurers shall perform such other duties and have such other powers as the board of directors, the president or treasurer may, from time to time, prescribe.

8

Section 11.  Other Officers, Assistant Officers and Agents.  Officers, assistant officers and agents, if any, other than those whose duties are provided for in these by-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.

Section 12.  Absence or Disability of Officers.  In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V

CERTIFICATES OF STOCK

Section 1.  Form.  Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by (i) the chairman or vice chairman of the board, or the president or a vice-president and (ii) by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such holder in the corporation; provided that the board of directors may provide by resolution or resolutions that some or all of the outstanding shares shall be uncertificated shares. If shares are certificated and such a certificate is countersigned (1) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (2) by a registrar, other than the corporation or its employee, the signature of any such chairman of the board, president, vice-president, secretary, or assistant secretary may be facsimiles. In case any officer(s) who have signed, or whose facsimile signature(s) have been used on, any such certificate(s) shall cease to be such officer(s) of the corporation whether because of death, resignation or otherwise before such certificate(s) have been delivered by the corporation, such certificate(s) may nevertheless be issued and delivered as though the person or persons who signed such certificate(s) or whose facsimile signature(s) have been used thereon had not ceased to be such officer(s) of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the corporation of the certificate(s) for such shares endorsed by the appropriate person(s), with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, if the shares so transferred are represented by certificates, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate(s), and record the transaction on its books. The board of directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the corporation.

9

Section 2.  Lost Certificates.  The board of directors may direct a new certificate(s) to be issued in place of any certificate(s) previously issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate(s), the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate(s), or his or her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 3.  Fixing a Record Date for Stockholder Meetings.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day immediately preceding the day on which notice is given, or if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 4.  Fixing a Record Date for Action by Written Consent.  In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

Section 5.  Fixing a Record Date for Other Purposes.  In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

10

Section 6.  Registered Stockholders.  Prior to the surrender to the corporation of the certificate(s) for a share(s) of stock represented by certificates with a request to record the transfer of such share(s), or in the case of uncertificated shares prior to receipt of a request to record the transfer of such share(s), the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share(s) on the part of any other person, whether or not it shall have express or other notice thereof.

Section 7.  Subscriptions for Stock.  Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

ARTICLE VI

GENERAL PROVISIONS

Section 1.  Dividends.  Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 2.  Checks, Drafts or Orders.  All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer(s), agent(s) of the corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.

Section 3.  Contracts.  The board of directors may authorize any officer(s), or any agent(s), of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 4.  Loans.  The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

11

Section 5.  Fiscal Year.  The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Section 6.  Voting Securities Owned By Corporation.  Voting securities in any other corporation held by the corporation shall be voted by the president, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 7.  Inspection of Books and Records.  Stockholders may inspect book and records to the extent permitted by the General Corporation Law of the State of Delaware.

Section 8.  Section Headings.  Section headings in these by-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 9.  Inconsistent Provisions.  In the event that any provision of these by-laws is or becomes inconsistent with any provision of the corporation’s certificate of incorporation, the General Corporation Law of the State of Delaware or any other applicable law, such provision of these by-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VII

AMENDMENTS

These by-laws may be amended, altered, or repealed and new by-laws adopted at any meeting of the board of directors by a majority vote. The fact that the power to adopt, amend, alter, or repeal the by-laws has been conferred upon the board of directors shall not divest the stockholders of the same powers.

12

EXHIBIT C

November 2, 2010

COMFORCE Corporation Agrees to be Acquired by Affiliate of ABRY Partners, LLC

Bethpage, New York and Boston, Massachusetts, November 2, 2010 — COMFORCE Corporation (NYSE Amex: CFS) (“COMFORCE”) and ABRY Partners, LLC (“ABRY Partners”) today announced a definitive merger agreement for an affiliate of ABRY Partners to acquire all of the outstanding shares of COMFORCE for $2.50 per share of common stock, which represents a premium of approximately 77.4% over COMFORCE’s 30-day average closing stock price, and a premium of approximately 54.3% over the closing price of COMFORCE’s common stock on November 1, 2010, the last trading day prior to today’s announcement. The aggregate purchase price for the equity of COMFORCE is approximately $84.8 million (which consists of approximately 33.9 million shares, inclusive of all shares of common stock outstanding and preferred shares convertible into common stock).

The Board of Directors of COMFORCE approved the merger agreement with ABRY Partners and resolved to recommend that COMFORCE’s stockholders vote to adopt the merger agreement. Certain directors, executive officers and stockholders of COMFORCE beneficially owning approximately 31.0% of COMFORCE’s common shares outstanding have entered into agreements to vote in favor of the merger agreement and otherwise to support the transaction.

Harry V. Maccarrone, Chief Executive Officer of COMFORCE, stated, “We are pleased to announce an agreement of COMFORCE to be acquired by ABRY Partners. We believe that the acquisition price of $2.50 per share, which represents a premium of approximately 77.4% over our 30-day average closing stock price, represents a strong return for our stockholders and is a great confirmation of all of the efforts of our management team and all of our employees.”

COMFORCE’s merger with ABRY, which is expected to close in the fourth quarter of 2010, is subject to the adoption of the merger agreement by the holders of at least a majority of COMFORCE’s outstanding common stock and other customary closing conditions.

Ewing Bemiss & Co. is serving as financial advisor to COMFORCE. Barnes & Thornburg LLP is serving as legal counsel to COMFORCE. Kirkland & Ellis LLP is serving as legal counsel to ABRY Partners.

About COMFORCE

COMFORCE Corporation is a leading provider of outsourced staffing management services that enables Fortune 1000 companies and other large employers to consolidate, automate and manage staffing, compliance and oversight processes for their contingent workforces. COMFORCE also provides specialty staffing, consulting and other outsourcing services to Fortune 1000 companies and other large employers for their healthcare support, technical and engineering, information technology, telecommunications and other staffing needs. COMFORCE operates in three segments—Human Capital Management Services, Staff Augmentation and Financial Outsourcing Services. The Human Capital Management Services segment provides consulting services for managing the contingent workforce through its PRO Unlimited ® subsidiary. The Staff Augmentation segment provides Healthcare Support Services, including RightSourcing® Vendor Management Services, Technical, Information Technology and Other Staffing Services. The Financial Outsourcing Services segment provides funding and back office support services to independent consulting and staffing companies.

About ABRY Partners

Based in Boston, Massachusetts, ABRY Partners is one of the most experienced and successful private investment firms in North America focused solely on media, communications, business and information services investments. Since 1989, ABRY Partners has completed over $21 billion of leveraged transactions and other private equity and mezzanine investments, representing investments in approximately 450 properties.

Important Notice

This press release is not, and is not intended to be, a solicitation of proxies or an offer of securities. In connection with the proposed transaction, COMFORCE will file a proxy statement and other materials with the United States Securities and Exchange Commission (the “SEC”). Investors and security holders are advised to read the proxy statement and these other materials when they become available because they will contain important information about COMFORCE and the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by COMFORCE with the SEC at the SEC’s web site at www.sec.gov. Copies of the proxy statement (when available) and other filings made by COMFORCE with the SEC can also be obtained, free of charge, by directing a request to COMFORCE Corporation, 999 Stewart Ave., Bethpage, NY 11714, Attention: Investor Relations. The proxy statement (when available) and such other documents are also available for free on the COMFORCE website at www.comforce.com under “Investors/ SEC Filings.”

COMFORCE and its directors and officers and other persons may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed acquisition transaction. Information concerning the interests of directors and executive officers in the solicitation is set forth in the COMFORCE proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the proposed transaction when it becomes available.

Forward-Looking Statements

This press release contains forward-looking statements, including those relating to the anticipated acquisition of COMFORCE by an affiliate of ABRY Partners. These forward-looking statements may be identified by words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “could,” “should,” “may,” “will,” “would,” “continue,” “forecast,” and other similar expressions. Each of these forward-looking statements involves risks and uncertainties. Actual results or developments may differ materially from those, express or implied, in these forward-looking statements. Various factors may cause differences between current expectations and actual results or developments, including risks and uncertainties associated with the anticipated acquisition. These risks and uncertainties associated include, among others, the failure of COMFORCE’s stockholders to adopt the merger agreement, the risk that competing offers will be made, and the possibility that various closing conditions to the merger may not be satisfied or waived, and the risk that stockholder litigation in connection with the merger may result in significant costs of defense, indemnification and liability. Other factors that may cause COMFORCE’s actual results or developments to differ materially from those expressed or implied in the forward-looking statements in this press release are discussed in COMFORCE’s filings with the SEC, including the “Risk Factors” sections of COMFORCE’s periodic reports on Form 10-K and Form 10-Q filed with the SEC. Copies of COMFORCE’s filings with the SEC may be obtained at the “Investor” section of COMFORCE’s website at www.comforce.com or at www.sec.gov. All forward-looking statements in this announcement are qualified in their entirety by this cautionary statement. Unless required by law, COMFORCE does not undertake to update its forward-looking statements

For more information, please contact:

COMFORCE:

Bob Ende

Senior Vice President - Finance and

Chief Financial Officer

COMFORCE Corporation

(516) 437-3300

bende@comforce.com

EXHIBIT D

[Date]

PERSONAL AND CONFIDENTIAL

[Name]

[Address]

[City]

Attention: [Name]

Re:    Confidentiality Agreement

Dear [Name]:

[Name] (“you” or “your”) has requested information regarding COMFORCE Corporation (together with its subsidiaries, the “Company”), for the purposes of evaluating a possible transaction involving the Company (“Transaction”). To induce the Company to furnish information to you, you hereby agree as follows:

1.        (a)        All Information (as defined below) will be kept confidential by you, except that you may disclose or make available Information (as defined below) to your Representatives (as defined below) who need to know such Information for the exclusive purpose of assisting you in evaluating and effectuating the Transaction, all of whom shall be specifically informed by you of the confidential nature of such Information and that by receiving the Information they are agreeing to be bound by the terms of this letter agreement relating to the confidential treatment of such Information. You will not use, or permit any of your Representatives to use, any of the Information for any purpose other than the evaluation of the Transaction.

  (b)        As used herein, (i) “Information” means all information (written, electronic or oral) regarding the Company or any of its subsidiaries or their respective assets or businesses, that is furnished to you, directly or indirectly, by the Company or its Representatives, and all notes, analyses, compilations, studies, interpretations or other documents prepared by you or any of your Representatives which contain, reflect or are based upon the Information furnished to you or any of your Representatives pursuant hereto; and (ii) “Representatives” means directors, officers, employees, attorneys, accountants, consultants, financial advisors and any other advisors retained by the Company or you, as the case may be; provided that your Representatives shall also include your affiliates, your and their prospective sources of financing for the Transaction and the Representatives of your affiliates and such prospective financing sources.

2.        All (a) communications regarding the Transaction, (b) requests for additional information, (c) requests for facility visits and management meetings, and (d) discussions or questions regarding procedures, must be submitted or directed to the Company.

3.        Except with the prior written approval of the Company, you will not publicly disclose that you are engaged in discussions with the Company or its Representatives regarding a possible transaction or that the Information has been made available to you.

4.        In the event that you or any of your Representatives are requested or required in any proceeding or required by any law, regulation or judicial or other governmental order to disclose any Information received or prepared by you or on your behalf or any matter subject to Paragraph 3, you will give (unless prohibited by law, regulation or judicial or other governmental order) the Company notice as soon as possible of such request so that the Company may seek an appropriate protective order. If, in the absence of a protective order, you or your Representatives are advised by legal counsel that you or they are legally compelled to disclose any such Information or matter, you or your Representative may disclose such Information or matter, provided you take, at the Company’s expense, such actions as the Company may reasonably request to preserve the confidentiality of the Information, including, without limitation, by cooperating in a commercially reasonable manner with the Company to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Information in such proceeding. Disclosure in accordance with the preceding sentence will not constitute a breach of this letter agreement.

5.        The restrictions set forth in Paragraph 1 shall not apply to any Information which you demonstrate is on the date hereof or hereafter becomes (a) generally available to the public other than as a result of a disclosure by you or your Representatives in breach of this letter agreement or (b) available to you or any of your Representatives from a third party who, to your knowledge, has the right to transfer or disclose such Information or (c) was known to you or any of your Representatives prior to the receipt of the Information or (d) is independently developed by you or your any of Representatives.

6.        The Company makes no representation or warranty as to the accuracy or completeness of the Information provided to you. Neither the Company nor any of its Representatives shall have any liability resulting from the use of the Information by you or any of your Representatives.

7.        Upon the request of the Company, you and your Representatives will promptly destroy all copies of written or electronic documents containing Information, including all written or electronic memoranda, notes and other writings prepared by you or by any person referred to in Paragraph 1 based on such Information, and will certify to the Company that all such Information has been destroyed; provided that you and your Representatives may retain any of the foregoing to the extent you or they are advised by legal counsel that such retention is required by law, regulation or judicial or other governmental order.

8.        You agree that during the Restricted Period (as defined below) you will not, directly or indirectly, solicit for employment any management-level employee of the Company; provided, however, that the foregoing provision shall not apply to such persons who initiate contact regarding potential employment or who are no longer employed by the Company at the time of solicitation nor shall it prohibit (a) solicitation through general solicitations of employment in a newspaper or similar media, including the internet, (b) solicitation through a professional search or recruiting firm that has not been directed to solicit the employee in question or employees of the Company generally, (c) solicitation by a portfolio company of an investment fund managed by you or any of your affiliates, so long as you have not provided Information to any employee of such portfolio company and such solicitation is not undertaken at the request or suggestion of your personnel, or (d) the employment of or employment discussions with, any person that arises out of any solicitation described in clause (a), (b) or (c) above.

9.        You acknowledge that a breach of this letter agreement would result in immediate and irreparable harm to the Company for which there shall be no adequate remedy at law, and that the Company shall be entitled to specific performance and injunctive or other equitable relief to prevent all unauthorized use and disclosure of the Information, in addition to any other right or remedy to which the Company may be entitled at law or in equity. You will be responsible for any breach of this letter agreement by your Representatives. You and your Representatives will not oppose the granting of such injunctive or other equitable relief on the grounds that money damages would be an adequate remedy and will waive any requirement for the posting of any bond or other security in connection therewith.

10.      This agreement (a) contains the entire understanding of the parties hereto with respect to the matters covered hereby, (b) may be amended only by an agreement in writing executed by the Company and you, and (c) shall be governed by and construed in accordance with the internal laws (as opposed to conflict of law provisions) of New York.

11.      The terms and obligations of this letter agreement shall expire at the end of the period (the “Restricted Period”) commencing on the date hereof and ending at the earlier of (a) the second anniversary of this letter agreement or (b) the date a Transaction involving you and the Company is consummated.

12.      This letter agreement may be executed in two or more counterparts (including via electronic transmission), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

13.      You understand that the Company is subject to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that certain of the Information may constitute material inside information of the Company thereunder. You acknowledge that it may be a violation of the federal securities laws for persons in possession of material inside information to trade in securities of the Company or to provide such information to others who may use it for trading purposes.

14.      You hereby acknowledge that the Information is being furnished to you in consideration of your agreement that, during the Restricted Period, neither you nor any of your officers, directors or affiliates (as such term is defined in Rule 12b-2 under the Exchange Act) will (and neither you nor they will assist, provide or arrange financing to or for others or encourage others to), directly or indirectly, acting alone or in concert with others, unless specifically requested in writing in advance by the Company’s board of directors or chief executive officer: (a) acquire or agree, offer, seek or propose to acquire (or request permission to do so), ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act), whether by merger, statutory share exchange, tender offer, purchase, joint venture or otherwise, of any of the material assets (other than acquisitions of inventory in the ordinary course of business) or businesses of the Company or any voting securities issued by the Company, or any rights or options (including, without limitation, convertible securities) to acquire such ownership (including from a third party), or make any public announcement (or request permission to make any such announcement) with respect to any of the foregoing; (b) otherwise offer, seek, propose (or request permission to do so) to merge or consolidate with, effect a statutory share exchange, or enter into any business combination or joint venture with the Company, or make any public announcement (or request permission to make any public announcement) with respect to any of the foregoing; (c) seek or propose to influence or control the management or the policies of the Company or to obtain representation on the Company’s board of directors, or solicit, or participate in the solicitation of, any proxies or consents with respect to any of the Company’s securities in connection with the election of directors or any other matter, or make any public announcement with respect to any of the foregoing or request permission to do any of the foregoing; (d) take any action which might require the Company to make a public announcement regarding the types of matters set forth in this sentence; (e) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing, or otherwise form, join or in any way participate in a group (as such term is defined in Section 13(d)(3) of the Exchange Act) in connection with any of the foregoing, in each case, except discussions, negotiations, arrangements or understandings with Representatives contemplated by this Agreement; or (f) seek to have the Company amend or waive any provision of this Paragraph 14. You represent that neither you nor any of your subsidiaries owns (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) any voting securities issued by Company as of the date hereof.

If the foregoing correctly sets forth our agreement as to the matters set forth herein, please confirm our agreement by executing and returning a copy of this letter agreement to the undersigned.

Very truly yours,

COMFORCE Corporation

By:
Name:
Title:

Agreed and accepted

as of date first listed above:

[Name]

By:
Name:
Title:

EXHIBIT E

November 1, 2010

CFS Parent Corp.

c/o ABRY Partners, LLC

111 Huntington Avenue, 30th Floor

Boston, Massachusetts 02199

Re:    Equity Financing Commitment

Ladies and Gentlemen:

This letter agreement (this “Equity Commitment Letter”) sets forth the commitment of ABRY Partners VI, L.P., a Delaware limited partnership (the “Sponsor”), subject to the terms and conditions contained herein, to purchase, or cause the purchase of, certain equity and/or debt securities of CFS Parent Corp., a Delaware corporation (“Parent”). It is contemplated that, pursuant to that certain Agreement and Plan of Merger, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Parent, CFS Merger Sub Corp., a Delaware corporation (“Merger Sub”), and COMFORCE Corporation, a Delaware corporation (the “Company”), Merger Sub has agreed to, on the terms and subject to the conditions set forth in the Merger Agreement, merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Merger Agreement.

1.        Commitment.  This Equity Commitment Letter confirms the commitment of the Sponsor, subject to the terms and conditions set forth herein, that, at the Closing, it shall purchase (or cause an assignee permitted by the terms of Section 4(a) to purchase) equity and/or debt securities of Parent and/or a wholly-owned Subsidiary of Parent for an aggregate amount in cash of US$85,000,000 (the “Commitment”), solely for the purpose of allowing Parent to contribute the Commitment to Merger Sub, all of which will be contributed to Merger Sub at the Closing to fund the Merger Consideration and to pay related fees and expenses; provided that under no circumstance shall the Sponsor be obligated to fund, in the aggregate, an amount in excess of the Commitment. The Sponsor may effect the purchase of such equity and/or debt securities of Parent and/or a wholly-owned Subsidiary of Parent directly or indirectly through one or more affiliated entities. The amount of the Commitment to be funded under this Equity Commitment Letter may be reduced in an amount specified by Parent but only to the extent that it will thereafter be possible for Parent to consummate the transactions contemplated by the Merger Agreement with the Sponsor contributing less than the full amount of the Commitment.

2.        Conditions.  The Sponsor’s obligation to fund the Commitment shall be subject to (a) the execution and delivery of the Merger Agreement by the Company and (b) the satisfaction or waiver by Parent (with the prior written approval of the Sponsor) of each of the conditions to Parent’s and Merger Sub’s obligations to consummate the transactions contemplated by the Merger Agreement.

1

3.        Termination. The Sponsor’s obligation to fund the Commitment will terminate automatically and immediately upon the earliest to occur of: (a) the Closing (subject to Sponsor having fully funded the Commitment as required pursuant to Section 1); (b) the termination of the Merger Agreement in accordance with its terms; and (c) the funding of the Commitment. Upon termination of this Equity Commitment Letter, the Sponsor shall not have any further obligations or liabilities hereunder.

4.        Assignment; Amendments and Waivers; Entire Agreement.

(a)        The rights and obligations under this Equity Commitment Letter may not be assigned by either party hereto without the prior written consent of the other party hereto, and any attempted assignment shall be null and void and of no force or effect. Notwithstanding the foregoing, (i) the Sponsor may assign all or any portion of its obligation to fund the Commitment to one or more of its affiliated investment funds that is advised by the investment manager of the Sponsor or any Affiliate thereof and (ii) Parent may assign all or any portion of its obligations hereunder, at the direction of the Sponsor, to a parent entity that owns, directly or indirectly, all or substantially all of the equity interests of Parent; provided that, in each case, no such assignment shall relieve the assigning party of its obligations hereunder.

(b)        This Equity Commitment Letter may not be amended, and no provision hereof waived or modified, except by an instrument signed by each of the parties hereto.

(c)        This Equity Commitment Letter constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and thereof.

5.         No Third Party Beneficiaries. Except to the extent as expressly set forth in Section 6(b), this Equity Commitment Letter shall be binding solely on, and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns, and nothing set forth in this Equity Commitment Letter shall be construed to confer upon or give to any Person (including the Company), other than the parties hereto and their respective successors and permitted assigns, any benefits, rights or remedies under or by reason of, or any rights to enforce or cause Parent to enforce, any provision of this Equity Commitment Letter.

2

6.        Limited Recourse; Enforcement.

(a)        Notwithstanding anything that may be expressed or implied in this Equity Commitment Letter or any document or instrument delivered contemporaneously herewith, Parent, by its acceptance of the benefits of the Commitment provided herein, covenants, agrees and acknowledges that no Person (other than the Sponsor and its successors and permitted assigns) shall have any obligation hereunder or in connection with the transactions contemplated hereby and that, notwithstanding that the Sponsor or any of its successors or permitted assigns may be a partnership or limited liability company, it has no rights of recovery against, and no recourse hereunder or under any documents or instruments delivered in connection herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current and future direct or indirect equityholders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners, attorneys or other Representatives of either party hereto, or any of their respective successors or assigns, or any former, current and future direct or indirect equityholders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners, attorneys or other Representatives or successors or assignees of any of the foregoing (but not including the Sponsor or its respective permitted assigns hereunder, each, a “Related Party” and, collectively, the “Related Parties”), whether by the enforcement of any assessment or by any Legal Action or Order, or by virtue of any applicable Law, it being agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Related Party for any obligations of the Sponsor or any of its successors or permitted assigns under this Equity Commitment Letter or any documents or instrument delivered in connection herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith or for any claim (whether at law or equity or in tort, contract or otherwise) based on, in respect of, or by reason of such obligations or their creation.

(b)        This Equity Commitment Letter may only be enforced by Parent at the direction of the Sponsor in its sole discretion or, solely to the extent expressly set forth in the following proviso, the Company, and none of Parent’s creditors shall have any right to enforce this Equity Commitment Letter or to cause Parent to enforce this Equity Commitment Letter; provided, however, that, subject to the terms and conditions of the Merger Agreement, the Company is hereby made a third party beneficiary of the rights granted to Parent hereby only for the purpose of specifically enforcing Parent’s right to cause the Commitment to be funded hereunder (solely to the extent that Parent can enforce the Commitment pursuant to the terms hereof) without any requirement that such enforcement be at the direction of the Sponsor, and for no other purpose (including any claim for monetary damages hereunder). Except as expressly set forth in the preceding proviso, no obligation contained in, arising from or relating to this Equity Commitment Letter will be enforceable by way of specific performance.

7.        Governing Law; Jurisdiction. This Equity Commitment Letter, and all claims or causes of action (whether at Law, in contract or in tort) that may be based upon, arise out of or relate to this Equity Commitment Letter or the negotiation, execution or performance hereof shall be construed, performed and enforced in accordance with the Laws of the State of Delaware without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction. Any Legal Action against, arising out of or relating to this Equity Commitment Letter or the transactions contemplated hereby, including any Legal Action against any Related Party, shall be brought solely and exclusively in the Court of Chancery of the State of Delaware; provided that if (and only after) such courts determine that they lack subject matter jurisdiction over any such legal Legal Action, such Legal Action shall be brought solely and exclusively in the federal courts of the United States of America located in the State of Delaware; provided, further, that if (and only after) both the Court of Chancery of the State of Delaware and the federal courts of the United States of America located in the State of Delaware determine that they lack subject matter jurisdiction over any such Legal Action, such Legal Action shall be brought in the United States District Court for the Southern District of New York. Each of the parties hereto agrees that a final judgment (subject to any appeals therefrom) in any such Legal Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of such courts, in accordance with the foregoing order of priority, in respect of any Legal Action arising out of or relating to this Equity Commitment Letter or the transactions contemplated hereby, and hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Legal Action arising out of or relating to this Equity Commitment Letter or the transactions contemplated hereby in any such court in accordance with the provisions of this Section 7. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such Legal Action in any such court. Nothing in this Equity Commitment Letter will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

3

8.        Waiver of Jury Trial.  EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS EQUITY COMMITMENT LETTER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS EQUITY COMMITMENT LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING ANY LEGAL ACTION INVOLVING ANY RELATED PARTY UNDER THIS EQUITY COMMITMENT LETTER. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) EACH PARTY HERETO UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) EACH PARTY HERETO MAKES THIS WAIVER VOLUNTARILY, AND (d) EACH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS EQUITY COMMITMENT LETTER BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.

9.         Counterparts.  This Equity Commitment Letter may be executed by facsimile and in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[END OF PAGE]

[SIGNATURE PAGE FOLLOWS]

4

Very truly yours,

ABRY PARTNERS VI, L.P.

By:	ABRY VI CAPITAL PARTNERS, L.P.,
Its General Partner

By:	ABRY VI Capital Investors, LLC,
Its General Partner

By:
Name:
Title:

Accepted and acknowledged as of the date first set forth above by:

CFS PARENT CORP.

By:
Name:
Title:

[Signature Page to the First Equity Commitment Letter]

EXHIBIT E

November 1, 2010

CFS Parent Corp.

c/o ABRY Partners, LLC

111 Huntington Avenue, 30th Floor

Boston, Massachusetts 02199

Re:    Second Equity Commitment Letter

Ladies and Gentlemen:

This letter agreement (this “Equity Commitment Letter”) sets forth the commitment of ABRY Partners VI, L.P., a Delaware limited partnership (the “Sponsor”), subject to the terms and conditions contained herein, to purchase, or cause the purchase of, certain equity and/or debt securities of CFS Parent Corp., a Delaware corporation (“Parent”). It is contemplated that, pursuant to that certain Agreement and Plan of Merger, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Parent, CFS Merger Sub Corp., a Delaware corporation (“Merger Sub”), and COMFORCE Corporation, a Delaware corporation (the “Company”), Merger Sub has agreed to, on the terms and subject to the conditions set forth in the Merger Agreement, merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Merger Agreement.

1.        Commitment.  This Equity Commitment Letter confirms the commitment of the Sponsor, subject to the terms and conditions set forth herein, that it shall purchase (or cause an assignee permitted by the terms of Section 4(a) to purchase) equity and/or debt securities of Parent and/or a wholly-owned Subsidiary of Parent for an aggregate amount in cash of up to US$3,800,000 (the “Commitment”), solely for the purpose of allowing Parent to satisfy claims for monetary damages arising out of Parent’s and Merger Sub’s obligations pursuant to the Merger Agreement to the extent such damages are found by a court of competent jurisdiction in a final, non-appealable determination to be due and payable; provided that under no circumstance shall the Sponsor be obligated to fund, in the aggregate, an amount in excess of the Commitment. The Sponsor may effect the purchase of such equity and/or debt securities of Parent and/or a wholly-owned Subsidiary of Parent directly or indirectly through one or more affiliated entities. The amount of the Commitment to be funded under this Equity Commitment Letter may be reduced in an amount specified by Parent but only to the extent that it will thereafter be possible for Parent to satisfy any claims of the Company arising under Section 8.13 of the Merger Agreement.

2.        Conditions.  The Sponor’s obligation to fund the Commitment shall be subject to (a) the execution and delivery of the Merger Agreement by the Company, and (b) the election by the Company to terminate the Merger Agreement pursuant to Section 7.03(a) or Section 7.03(c) thereof.

1

3.        Termination.  The Sponsor’s obligation to fund the Commitment will terminate automatically and immediately upon the earliest to occur of: (a) the Closing; (b) the termination of the Merger Agreement in accordance with its terms (other than by the Company pursuant to Section 7.03(a) or Section 7.03(c) thereof); and (c) the funding of the Commitment. Upon termination of this Equity Commitment Letter, the Sponsor shall not have any further obligations or liabilities hereunder.

4.        Assignment; Amendments and Waivers; Entire Agreement.

(a)      The rights and obligations under this Equity Commitment Letter may not be assigned by either party hereto without the prior written consent of the other party hereto, and any attempted assignment shall be null and void and of no force or effect. Notwithstanding the foregoing, (i) the Sponsor may assign all or any portion of its obligation to fund the Commitment to one or more of its affiliated investment funds that is advised by the investment manager of the Sponsor or any Affiliate thereof and (ii) Parent may assign all or any portion of its obligations hereunder, at the direction of the Sponsor, to a parent entity that owns, directly or indirectly, all or substantially all of the equity interests of Parent; provided that, in each case, no such assignment shall relieve the assigning party of its obligations hereunder.

(b)      This Equity Commitment Letter may not be amended, and no provision hereof waived or modified, except by an instrument signed by each of the parties hereto.

(c)      This Equity Commitment Letter constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and thereof.

5.        No Third Party Beneficiaries.  Except to the extent as expressly set forth in Section 6(b), this Equity Commitment Letter shall be binding solely on, and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns, and nothing set forth in this Equity Commitment Letter shall be construed to confer upon or give to any Person (including the Company), other than the parties hereto and their respective successors and permitted assigns, any benefits, rights or remedies under or by reason of, or any rights to enforce or cause Parent to enforce, any provision of this Equity Commitment Letter.

6.        Limited Recourse; Enforcement.

(a)      Notwithstanding anything that may be expressed or implied in this Equity Commitment Letter or any document or instrument delivered contemporaneously herewith, Parent, by its acceptance of the benefits of the Commitment provided herein, covenants, agrees and acknowledges that no Person (other than the Sponsor and its successors and permitted assigns) shall have any obligation hereunder or in connection with the transactions contemplated hereby and that, notwithstanding that the Sponsor or any of its successors or permitted assigns may be a partnership or limited liability company, it has no rights of recovery against, and no recourse hereunder or under any documents or instruments delivered in connection herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current and future direct or indirect equityholders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners, attorneys or other Representatives of either party hereto, or any of their respective successors or assigns, or any former, current and future direct or indirect equityholders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners, attorneys or other Representatives or successors or assignees of any of the foregoing (but not including the Sponsor or its respective permitted assigns hereunder, each, a “Related Party” and, collectively, the “Related Parties”), whether by the enforcement of any assessment or by any Legal Action or Order, or by virtue of any applicable Law, it being agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Related Party for any obligations of the Sponsor or any of its successors or permitted assigns under this Equity Commitment Letter or any documents or instrument delivered in connection herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith or for any claim (whether at law or equity or in tort, contract or otherwise) based on, in respect of, or by reason of such obligations or their creation.

2

(b)        This Equity Commitment Letter may only be enforced by Parent at the direction of the Sponsor in its sole discretion or, solely to the extent expressly set forth in the following proviso, the Company, and none of Parent’s creditors shall have any right to enforce this Equity Commitment Letter or to cause Parent to enforce this Equity Commitment Letter; provided, however, that, subject to the terms and conditions of the Merger Agreement, the Company is hereby made a third party beneficiary of the rights granted to Parent hereby only for the purpose of specifically enforcing Parent’s right to cause the Commitment to be funded hereunder (solely to the extent that Parent can enforce the Commitment pursuant to the terms hereof) without any requirement that such enforcement be at the direction of the Sponsor, and for no other purpose (including any claim for monetary damages hereunder). Except as expressly set forth in the preceding proviso, no obligation contained in, arising from or relating to this Equity Commitment Letter will be enforceable by way of specific performance.

7.        Governing Law; Jurisdiction.  This Equity Commitment Letter, and all claims or causes of action (whether at Law, in contract or in tort) that may be based upon, arise out of or relate to this Equity Commitment Letter or the negotiation, execution or performance hereof shall be construed, performed and enforced in accordance with the Laws of the State of Delaware without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction. Any Legal Action against, arising out of or relating to this Equity Commitment Letter or the transactions contemplated hereby, including any Legal Action against any Related Party, shall be brought solely and exclusively in the Court of Chancery of the State of Delaware; provided that if (and only after) such courts determine that they lack subject matter jurisdiction over any such legal Legal Action, such Legal Action shall be brought solely and exclusively in the federal courts of the United States of America located in the State of Delaware; provided, further, that if (and only after) both the Court of Chancery of the State of Delaware and the federal courts of the United States of America located in the State of Delaware determine that they lack subject matter jurisdiction over any such Legal Action, such Legal Action shall be brought in the United States District Court for the Southern District of New York. Each of the parties hereto agrees that a final judgment (subject to any appeals therefrom) in any such Legal Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of such courts, in accordance with the foregoing order of priority, in respect of any Legal Action arising out of or relating to this Equity Commitment Letter or the transactions contemplated hereby, and hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Legal Action arising out of or relating to this Equity Commitment Letter or the transactions contemplated hereby in any such court in accordance with the provisions of this Section 7. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such Legal Action in any such court. Nothing in this Equity Commitment Letter will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

3

8.        Waiver of Jury Trial.  EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS EQUITY COMMITMENT LETTER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS EQUITY COMMITMENT LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING ANY LEGAL ACTION INVOLVING ANY RELATED PARTY UNDER THIS EQUITY COMMITMENT LETTER. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) EACH PARTY HERETO UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) EACH PARTY HERETO MAKES THIS WAIVER VOLUNTARILY, AND (d) EACH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS EQUITY COMMITMENT LETTER BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.

9.        Counterparts.  This Equity Commitment Letter may be executed by facsimile and in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[END OF PAGE]

[SIGNATURE PAGE FOLLOWS]

4

Very truly yours,

ABRY PARTNERS VI, L.P.

By:	ABRY VI CAPITAL PARTNERS, L.P.,
Its General Partner

By:	ABRY VI Capital Investors, LLC,
Its General Partner

By:
Name:
Title:

Accepted and acknowledged as of the date first set forth above by:

CFS PARENT CORP.

By:
Name:
Title:

[Signature Page to the Second Equity Commitment Letter]